UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALLIANT TECHSYSTEMS INC.
7480 Flying Cloud Drive
Minneapolis, MN 55344-3720

June 17, 2010

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 9:00 a.m. on Tuesday, August 3, 2010, at our headquarters, 7480 Flying Cloud Drive, Eden Prairie (suburban Minneapolis), Minnesota.

        The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

        We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules will allow us to provide you with the information you need, while reducing printing and delivery costs.

        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark W. DeYoung President and Chief Executive Officer

Ronald R. Fogleman Chairman of the Board

ADMISSION POLICY

        Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 3, 2010. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3063, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

i

ALLIANT TECHSYSTEMS INC.
7480 Flying Cloud Drive
Minneapolis, MN 55344-3720

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, August 3, 2010, at 9:00 a.m. central time
Place:	Alliant Techsystems Inc. headquarters 7480 Flying Cloud Drive Eden Prairie (suburban Minneapolis), Minnesota
Items of Business:	• Elect 10 directors.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2011.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	June 7, 2010
Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket and provide the proper documentation. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Keith D. Ross Secretary

June 17, 2010

ii

ALLIANT TECHSYSTEMS INC.
7480 Flying Cloud Drive
Minneapolis, MN 55344-3720

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

August 3, 2010

GENERAL INFORMATION

        The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 3, 2010 and at any adjournment of the meeting. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended March 31, 2010, are first being sent or given to stockholders on or about June 17, 2010.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

  •
  Election of 10 directors, eight of whom are currently serving on our Board of Directors.

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2011.

Who is entitled to vote at the Annual Meeting?

        Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 7, 2010, which was the record date.

What constitutes a quorum at the Annual Meeting?

        On the record date, there were 33,166,831 shares of ATK common stock outstanding. This does not include 8,388,618 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.

How can I vote my shares without attending the Annual Meeting?

  •
  If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

  •
  If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if

    you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

  •
  If you hold shares in the 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.

How can I vote my shares in person at the Annual Meeting?

  •
  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

  •
  If you are a stockholder of record, you may vote in person at the Annual Meeting.

  •
  If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

  •
  Shares held in the 401(k) Plan cannot be voted in person at the Annual Meeting.

Can I change my vote?

        You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

  •
  voting over the Internet or by telephone at a later time, until 11:59 p.m. eastern time on August 2, 2010;

  •
  signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

  •
  signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

  •
  attending the Annual Meeting and voting in person.

        If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.

Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?

        If you hold your shares in nominee street name, such as by a broker, bank or other nominee, and you do not provide voting instructions, your nominee will not be permitted to vote your shares in their discretion on the election of directors (Proposal 1), but may still be permitted to vote in their discretion on the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 2). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf on the election of directors as they thought appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, it is particularly important for street name holders to instruct their brokers as to how they wish to vote their shares.

How are votes counted?

        Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.

        If you are a stockholder of record and you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

  •
  FOR all of the Board's nominees for election as directors (Proposal 1).

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 2).

        Shares held in the 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.

How will abstentions and broker non-votes affect the quorum and voting?

  •
  If you withhold your vote on the election of directors or abstain from voting on the other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

  •
  If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

  •
  If you abstain from voting on the other proposal, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

  •
  If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?

        If a quorum is present at the Annual Meeting:

  •
  The 10 nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

  •
  Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

Who will tabulate the votes at the Annual Meeting?

        The Carideo Group, Inc., an investor-relations counseling firm based in Minneapolis, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

How will the solicitation of proxies be handled?

  •
  Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

  •
  We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

  •
  We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

        In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What other business may be brought up at the Annual Meeting?

  •
  Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. No stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

  •
  Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

What if I want to attend the Annual Meeting?

        Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 3, 2010. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3063, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 7, 2010 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)
BlackRock, Inc. (5)	3,327,982		10.0%
FMR LLC (6)	3,195,635		9.6%
First Eagle Investment Management, LLC (7)	2,271,846		6.8%
Neuberger Berman Group LLC (8)	1,913,658		5.8%
Frances D. Cook	13,381		*
Steven J. Cortese	13,188		*
John J. Cronin	25,326		*
Roxanne J. Decyk	0		*
Mark W. DeYoung	23,415		*
Martin C. Faga	2,558		*
Ronald R. Fogleman	0		*
April H. Foley	0		*
Tig H. Krekel	1,054		*
Blake E. Larson	41,412		*
Douglas L. Maine	6,820		*
Roman Martinez IV	4,200	(9)	*
Daniel J. Murphy	226,820		*
Mark H. Ronald	3,596		*
Keith D. Ross	27,652		*
John L. Shroyer	27,246		*
William G. Van Dyke	1,783		*
All directors and executive officers as a group (19 persons)	493,612		1.5%

*
Less than 1%.

(1)
Includes shares covered by stock options exercisable on June 7, 2010, or within 60 days thereafter, for the following beneficial owners: John J. Cronin, 12,000 shares; Mark W. DeYoung, 15,000 shares; Blake E. Larson, 19,000 shares; Daniel J. Murphy, 165,500 shares; Keith D. Ross,

  24,000 shares; John L. Shroyer, 16,500 shares; and all directors and executive officers as a group (19 persons), 293,100 shares.

(2)
Includes shares of restricted common stock with voting rights held by directors and certain executive officers. Except for Frances D. Cook, excludes deferred stock units without voting rights under our Non-Employee Director Restricted Stock Award and Stock Deferral Program, or its predecessor plan (the Non-Employee Director Restricted Stock Plan). Ambassador Cook will receive a payment of 5,216 shares of ATK common stock on August 3, 2010 when her present term on the Board expires. Additional information regarding ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement. As of June 7, 2010, Mr. Larson held 1,500 shares of restricted stock and all directors and executive officers as a group (19 persons) held 18,918 shares of restricted stock. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes shares allocated, as of March 31, 2010, to the accounts of executive officers under our 401(k) plan.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (which are shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement).

(4)
Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2010, reporting beneficial ownership as of December 31, 2009. The amended Schedule 13G reported that BlackRock, Inc. ("BlackRock") has sole voting and dispositive powers over 3,327,982 shares. The shares beneficially owned by BlackRock, a parent holding company, were acquired by various BlackRock subsidiaries, one of which, BlackRock Institutional Trust Company, N.A., beneficially owns more than 5% of the outstanding shares of ATK common stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010, reporting beneficial ownership as of December 31, 2009. The amended Schedule 13G reported that FMR LLC has sole voting power over 218,404 shares and sole dispositive power over 3,195,635 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 2,959,031 shares as a result of acting as investment adviser to various registered investment companies. This number includes 3,135 shares, assuming the conversion of $250,000 principal amount of ATK's 3.00% convertible notes due 2024, and 154,700 shares, assuming the conversion of $14,930,000 principal amount of ATK's 2.75% convertible notes due 2011. With respect to the shares beneficially owned by FMR LLC and Fidelity, the interest of one registered investment company, Fidelity Advisor Small Cap Fund, amounts to more than 5% of the outstanding shares of ATK common stock (1,682,696 shares, or 5.1%). Edward C. Johnson 3d, Chairman of FMR LLC, and his family members, through their ownership of Series B voting common shares of FMR LLC and a stockholders' voting agreement, may be deemed to form a controlling group with respect to FMR LLC. Each of Mr. Johnson and FMR LLC, through its control of Fidelity and Fidelity funds, has sole power to dispose of the 2,959,031 shares owned by the funds but does not have sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Shares owned by the Fidelity funds are voted by the funds' Boards of Trustees under written guidelines established by the Boards. Strategic Advisers, Inc., a wholly-owned investment-adviser subsidiary of FMR LLC, is the beneficial owner of 2,744 of the shares as a result of providing investment advisory services to individuals. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned investment-adviser subsidiary of FMR LLC, beneficially owns 92,105 shares. This number includes 21,116 shares, assuming the conversion of $1,684,000 principal amount of ATK's 3.00% convertible notes due 2024, and 56,989 shares, assuming the conversion of $5,500,000 principal amount of ATK's 2.75% convertible notes due 2011. Each of Mr. Johnson and FMR LLC, through its control of PGALLC, has sole dispositive and voting powers over the 92,105 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned bank subsidiary of FMR LLC, beneficially owns 14,796 shares. This number includes 2,132 shares, assuming the conversion of $170,000 principal amount of ATK's 3.00% convertible notes due 2024, and 5,284 shares, assuming the conversion of $510,000 principal amount of ATK's 2.75% convertible notes due 2011. Each of Mr. Johnson and FMR LLC, through its control of PGATC, has sole dispositive and voting powers over the 14,796 shares owned by the institutional accounts managed by PGATC. FIL Limited ("FIL"), which provides investment advisory and management services to non-U.S. investment companies and certain institutional investors, beneficially owns 126,959 shares. FIL has sole dispositive power over the 126,959 shares, sole voting power over 108,659 of the shares and no voting power over 18,300 of the shares. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2010, reporting beneficial ownership as of December 31, 2009. The Schedule 13G reported that First Eagle Investment Management, LLC ("FEIM") has sole voting and dispositive powers over 2,271,846 shares. FEIM, a registered investment adviser, is deemed to be the beneficial owner of the 2,271,846 shares as a result of acting as adviser to various clients. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 1,898,339 of the 2,271,846 shares, or 5.7% of the outstanding shares of ATK common stock. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(8)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission by Neuberger Berman Group LLC ("NBG"), Neuberger Berman LLC, Neuberger Berman Management LLC, and Neuberger Berman Equity Funds on February 17, 2010, reporting their beneficial ownership as of December 31, 2009. The amended Schedule 13G reported that NBG made the filing on behalf of itself and its direct and indirect affiliates, including Neuberger Berman Holdings LLC. Neuberger Berman LLC and Neuberger Berman Management LLC serve as sub-adviser and investment manager, respectively, of NBG's various mutual funds. The holdings of Neuberger Berman Fixed Income LLC and NB Alternative Fund Management LLC, affiliates of Neuberger Berman LLC, are aggregated in the reported holdings. The amended Schedule 13G reported that NBG has shared voting power over 1,768,420 shares and shared dispositive power over 1,913,658 shares; Neuberger Berman LLC has shared voting power over 1,768,420 shares and shared dispositive power over 1,913,658 shares; Neuberger Berman Management LLC has shared voting and dispositive powers over 1,731,962 shares; and Neuberger Berman Equity Funds has shared voting and dispositive powers over 1,731,962 shares. The address of NBG is 605 Third Avenue, New York, New York 10158.

(9)
Includes 1,000 shares owned by Mr. Martinez's wife, 100 shares owned by his son and 100 shares owned by his daughter. Mr. Martinez disclaims beneficial ownership of these 1,200 shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as beneficial owners of more than 10% of ATK's common stock, to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors, executive officers, and beneficial owners of more than 10% of ATK's common stock are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we believe that all required reports for fiscal year 2010 were timely filed.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors has nominated 10 directors, listed below, to be elected at the Annual Meeting, to hold office until the 2011 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. Eight nominees are currently directors. Frances D. Cook, a current director whose present term expires at the 2010 Annual Meeting, is scheduled to retire from the Board based on years of service on the Board and, therefore, is not a nominee for re-election.

        Two nominees, Roxanne J. Decyk and April H. Foley, do not currently serve on the Board. They were selected as nominees from a number of potential candidates that current director Frances Cook identified through her membership and participation in the organization Women Corporate Directors. Ms. Decyk and Ambassador Foley were interviewed in one-on-one meetings by each of the incumbent members of the Board's Nominating and Governance Committee and several other directors.

        Each nominee listed below was recommended by the Board's Nominating and Governance Committee for election or re-election and has agreed to serve, if elected. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

        Our Board of Directors recommends a vote FOR the election as directors of all nominees listed below.

Nominees Not Currently Serving on the Board:

Roxanne J. Decyk

Ms. Decyk has been the Executive Vice President of Global Government Affairs for Royal Dutch Shell plc, a global group of energy and petrochemicals companies, since 2009. She joined Royal Dutch Shell plc in 1999, where, prior to her current position, she was Corporate Affairs Director from 2005-2009, Senior Vice President, Corporate Affairs and Human Resources, Shell US from 2002-2005, and Vice President, Corporate Strategy from 1999-2002. She is also a director of Snap-on Incorporated.	Director Nominee Age 57
Director Qualifications:
• Global and Government Relations Experience—chief international government relations officer for a major multinational corporation.
• Communications and Corporate Strategy Experience—extensive experience in communications, and reputation and brand strategy, gained as an executive for a major multinational corporation.

April H. Foley

Ambassador Foley served with the U.S. State Department as the Ambassador to Hungary from 2006-2009. Before her diplomatic service, she was First Vice President and Vice Chairman, and a member of the Board of Directors, of the Export-Import Bank of the United States from 2003-2005. She also served as Director of Business Planning of PepsiCo, Inc. from 1981-1993. She is also a director of Xerium Technologies, Inc.	Director Nominee Age 62
Director Qualifications:
• Global and Government Experience—former service with the U.S. State Department as an ambassador.

•       Financial Experience—experience in the analysis of financial performance and business plans gained as a director of business planning for a major multinational corporation, with an MBA degree from Harvard Business School.

Nominees Currently Serving on the Board:

Mark W. DeYoung

Mr. DeYoung has been President and Chief Executive Officer of ATK since February 2010. From 2002 to February 2010, he was President of ATK's Armament Systems Group, holding the title of Senior Vice President and President Armament Systems (formerly Ammunition Systems) from 2006 to February 2010, Senior Vice President, Ammunition Systems, from 2004 to 2006, and Group Vice President, Ammunition Systems, from 2002 to 2004. He was President, Ammunition and Related Products, from 2001 to 2002. Before that, he was President, ATK Lake City Ammunition.	Director since 2010 age 51
Director Qualifications:
• Leadership and Industry Experience—CEO of ATK, with 25 years of experience in the aerospace and defense industries.

•       Operational, Marketing and Financial Experience—extensive knowledge of ATK's business and markets and significant management, finance and operating experience gained as the former leader of ATK's largest business group and through service in all of ATK's business groups.

Martin C. Faga

Mr. Faga served as the President and Chief Executive Officer of the MITRE Corporation, a not-for-profit systems engineering firm, from 2000 to 2006, and has been a member of the Board of Trustees of MITRE since 2000. Before joining MITRE in 1993, Mr. Faga served in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office. He is also a director of GeoEye, Inc. From 2006 to 2008, he was a director of Electronic Data Systems Corporation.	Director since 2006 age 69
Director Qualifications:

•       Leadership and Industry Experience—former chief executive officer, and current and former director of a number of public companies, with broad experience in the field of space systems, one of ATK's major business areas.

• Government Experience—extensive service and leadership in government, ATK's major customer.

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been the non-executive Chairman of ATK's Board of Directors since November 2009. He has been President of B Bar J Cattle and Consulting Company, a consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp. From 2007 to 2009, he was a director of Alpha Security Group Corporation.	Director since 2004 age 68
Director Qualifications:

•       Industry, Leadership and Military Experience—former non-executive chairman and lead director of an aviation company, and a retired General in the U.S. Air Force with a 34-year career in the military.

• Corporate Governance Experience—current and former chair of governance committees and service on compensation committees.

Tig H. Krekel

Mr. Krekel has been the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, since 2001. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world's largest manufacturer of commercial and military communications satellites.	Director since 2010 Age 56
Director Qualifications:
• Leadership and Industry Experience—chief executive officer of several large and complex businesses, with 35 years of experience in the aerospace and defense industries.
• Corporate Governance Experience—served on and chaired numerous compensation committees.

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is currently a Senior Advisor to Brown Brothers Harriman & Co. He is also a director of Rockwood Holdings, Inc.
Director Qualifications:	Director since 2006 age 61
• Financial Experience—former chief financial officer of two Fortune 100 companies.
• Corporate Governance Experience—chair of the audit committee of one other public company and two private companies.

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of CIGNA Corporation and Bacardi Limited.
Director Qualifications:	Director since 2004 age 62
• Financial Experience: 31-year career as an investment banker and private investor, with an MBA degree from the Wharton School of the University of Pennsylvania.
• Corporate Governance Experience—director of several corporate and non-profit boards.

Mark H. Ronald

Mr. Ronald served as the chairman of the board of BAE Systems Inc., the wholly-owned U.S. subsidiary of BAE Systems plc, a British aerospace and defense company, during 2007. He served as Chief Operating Officer and a member of the board of directors of BAE Systems plc and President and Chief Executive Officer of BAE Systems Inc. from 2003 to 2006. He is also a director of DynCorp International Inc. and Cobham plc.	Director since 2007 age 68
Director Qualifications:
• Leadership and Industry Experience—former chairman, president and CEO of a large aerospace and defense company.
• Global Experience—a former leader of a multinational company, with extensive international business experience.

William G. Van Dyke

Mr. Van Dyke served as Chairman of Donaldson Company, Inc., a provider of filtration systems and replacement parts, from 1996 until his retirement in 2005. From 1996 to 2004, he also served as Donaldson's President and Chief Executive Officer. He is also a director of Graco Inc. and Polaris Industries Inc. In addition to serving as a director of Donaldson Company until 2005, he served as a director of Black Hills Corporation from 2005 to 2007.	Director since 2002 age 64
Director Qualifications:

•       Leadership and Corporate Governance Experience—former chairman, president and CEO of a public company, with extensive experience in leading and serving on audit and compensation committees of other public company boards.

•       Financial Experience—former CEO and CFO of a public company, with expertise in accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

        Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-3059 or by e-mail at investor.relations@atk.com.

Business Ethics Code of Conduct

        We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting About Us and then Values. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-3059 or by e-mail at investor.relations@atk.com.

Communications with Directors

        Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investor Relations, then Corporate Governance and then Contact the Directors. Any concerns about the Company's accounting, internal controls or auditing matters, or a director's potential conflict of interest, will be referred to the Audit Committee of the Board of Directors.

Director Independence

        Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than Mark W. DeYoung, and each of the two nominees who do not currently serve on the Board, have no material relationship with ATK and are independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors.

        In order to qualify as independent, a director must meet each of the New York Stock Exchange's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with ATK. The Board reviewed the transactions and relationships between ATK and our directors and nominees, their immediate family members, and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors and nominees had no material relationship with ATK. All of the transactions and relationships were standard customer-supplier arrangements, membership fees, expenses for educational and industry conferences, or charitable contributions. In addition, the amount of each transaction or contribution was well below the thresholds set forth in the independence standards of the New York Stock Exchange.

Board Leadership Structure

        ATK's Corporate Governance Guidelines provide that, in the directors' discretion as to the appropriate Board leadership structure at any particular time, the positions of CEO and Chairman of the Board may be either combined or separated. Furthermore, if the directors elect the CEO to serve as Chairman or if the Chairman is otherwise not independent, the directors shall, upon the recommendation of the Nominating and Governance Committee of the Board, appoint a lead independent director. In addition, the Nominating and Governance Committee charter provides that, at least annually, the Committee shall review and recommend the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated.

        Prior to November 2009, ATK's CEO at that time also served as Chairman of the Board. Effective November 9, 2010, and upon the former Chairman's resignation from the Board, the Board appointed General Ronald R. Fogleman, then serving as lead independent director, as the independent non-executive Chairman of the Board. During the CEO selection process from November 2009 to February 2010, resulting in the election of Mark W. DeYoung as CEO effective February 2, 2010, the Board evaluated its leadership structure. In consideration of best practices, the Board determined that it would keep the positions of CEO and Chairman separate.

        The Board believes that its current leadership structure is appropriate for ATK at this time because it clearly delineates the separate roles and responsibilities of management, freeing the new CEO to focus on setting ATK's strategic direction, implementing leadership and organizational changes in ATK's business groups, and running the Company's day-to-day business, while allowing the Chairman to concentrate on leading the Board in the performance of its duties and oversight responsibilities.

        Under ATK's Corporate Governance Guidelines, the responsibilities of an independent Chairman include:

  •
  Chair meetings of the Board as well as executive sessions of non-management and independent directors.

  •
  Coordinate, develop and approve the agendas for meetings of the Board, in consultation with the CEO, other officers of the Corporation and other Board members.

  •
  Coordinate, develop the agenda for, and moderate executive sessions of the Board's non-management directors and independent directors, and act as principal liaison between the non-management directors and the Corporation's management on sensitive issues.

  •
  Determine the quality, quantity and timeliness of the flow of information from the Corporation's management that is necessary for the non-management directors to effectively and responsibly perform their duties.

  •
  Lead the independent directors in periodic reviews of the performance of the CEO, discuss with members of the Personnel and Compensation Committee the CEO's performance, and meet with the CEO to discuss the Board's performance review.

The Board's Role in Risk Oversight

        Our Board of Directors is responsible for consideration and oversight of the risks facing ATK. The Board executes this oversight responsibility directly and through the standing committees of the Board. The Board and its committees regularly review and discuss with management ATK's material strategic, operational, financial, compliance, and compensation risks. The Audit Committee, in accordance with the listing standards of the New York Stock Exchange, discusses the Company's guidelines and policies by which senior management and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risks and the steps management has taken to monitor and control those risks. Accordingly, the Audit Committee performs a central oversight role with respect to financial and compliance risks, and the Audit Committee reports to the full Board at each regularly scheduled meeting of the Board. The Personnel and Compensation Committee reviews and discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company.

        ATK recently completed an in-depth review and assessment, conducted by a third-party risk management consulting firm, of ATK's risk management practices. ATK is currently working to integrate, coordinate and formalize its existing practices in order to achieve a further developed and integrated enterprise risk management process to assist ATK's management in identifying and mitigating risks to the Company.

Meetings of the Board and Board Committees

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-3059 or by e-mail at investor.relations@atk.com.

        During fiscal year 2010, our Board of Directors met 11 times, five of which were regularly-scheduled meetings. The independent directors of the Board are scheduled to meet in executive session at each Board meeting held in person. All current directors attended at least 94% of the total meetings of the Board and the Board committees on which they served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All Board members attended last year's annual meeting of stockholders.

Audit Committee

Members:	Douglas L. Maine, Chair	Mark H. Ronald
	Roman Martinez IV	William G. Van Dyke

        The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the Company's code of business ethics and conduct, the Company's enterprise risk management framework, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations"), critical accounting policies and practices used by the Company, the Company's internal control over financial reporting, and the Company's major financial risk exposures.

        All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Maine, Mr. Martinez, Mr. Ronald and Mr. Van Dyke each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held seven meetings in fiscal year 2010, five of which were regularly-scheduled meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly-scheduled meetings and periodically meets separately with management.

Nominating and Governance Committee

Members:	Ronald R. Fogleman, Chair	Martin C. Faga
Frances D. Cook

        The Nominating and Governance Committee identifies individuals qualified to become Board members and reviews with the Board the appropriate skills, characteristics and diversity desired on the Board. In addition, the Committee oversees the process of assessing Board effectiveness and each year, after considering the experience, qualifications, attributes, skills and contributions of each director, recommends to the Board the director nominees for re-election at the next annual meeting of stockholders. At least annually, the Committee reviews and recommends the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee evaluates director compensation at least once every two years, based on market analyses, including comparisons of ATK's practices with those of peer-group companies. All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held three meetings in fiscal year 2010, all of which were regularly-scheduled meetings.

        Director Qualification Standards.    Directors of ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the experience, qualifications, attributes and skills to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate's technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK's strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.

        Director Nominee Selection Process.    The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Committee then recommends to the Board the director nominees for election to the Board.

        The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, Minnesota 55344-3720. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.

Personnel and Compensation Committee

Members:	William G. Van Dyke, Chair	Tig H. Krekel
	Martin C. Faga	Douglas L. Maine

        The Personnel and Compensation Committee is responsible for discharging the Board of Directors' responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company's compensation, benefit and personnel policies, programs and plans, including leadership development. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these established goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. In addition, the Committee reviews and discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board's approval. All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Committee held six meetings in fiscal year 2010, three of which were regularly-scheduled meetings.

        Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."

        For the last three years, the Personnel and Compensation Committee has retained Towers Perrin, an independent professional compensation consulting firm, to provide assistance and guidance to the Committee. The Committee approved the services to be provided by Towers Perrin and the fees to be paid for those services for each fiscal year. On a regular basis, Towers Perrin has advised the Committee and, from time to time, has attended Committee meetings. In addition, Towers Perrin provided market analyses for evaluating the components of ATK's executive compensation program in light of current industry trends and individual executive officer compensation levels based on market survey data. Towers Perrin specifically has made recommendations regarding the compensation level of our CEO. ATK's Chief Executive Officer makes recommendations to the Committee regarding the compensation levels of other executive officers.

        In January 2010, Towers Perrin merged with Watson Wyatt to become Towers Watson. Although the Committee had not retained Towers Perrin for any other services, other than providing market analysis regarding non-employee director compensation, Watson Wyatt historically has provided services to ATK. The Towers Watson compensation consultant who currently provides services to the Personnel and Compensation Committee is not personally involved in the other services that Towers Watson provides to ATK, and that consultant's compensation is not based on those other services. The Personnel and Compensation Committee reviews and discusses with management the various roles of compensation consultants in advising the Committee and the Company, the services provided by such compensation consultants, and the fees for such services.

        The following table sets forth the fees for professional services paid by ATK to Towers Watson and its predecessors for services provided in the fiscal year ended March 31, 2010.

Amount
Executive Compensation Services	$77,242
Benefit Consulting Services	131,736
Other Services	9,600

Total Fees	$218,578

        The executive compensation services were the services Towers Watson provided to the Personnel and Compensation Committee in support of the Committee's oversight of ATK's executive compensation programs. The benefit consulting services were for the forecasting and calculation of ATK's medical plan rates. The other services related to compensation surveys used to support ATK's general compensation programs.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Personnel and Compensation Committee has ever served as an officer or employee of ATK or has any relationships with ATK requiring disclosure below under the heading "Certain Relationships and Related Transactions." Since the beginning of the last fiscal year, no executive officer of ATK has served on the compensation committee or board of any company that employs a director of ATK.

Stock Ownership Guideline for Non-Employee Directors

        The Board has established a stock ownership guideline for non-employee directors of 3,750 shares of ATK common stock, to be achieved within five years following a director's election to the Board. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. The following are counted for the purpose of meeting this guideline: shares of ATK common stock owned outright, restricted stock and deferred stock units granted under ATK's Non-Employee Director Restricted Stock Award and Stock Deferral Program or the Non-Employee Director Restricted Stock Plan, and phantom stock units granted under ATK's Deferred Fee Plan for Non-Employee Directors.

        The following table shows the securities holdings of incumbent non-employee director nominees as of June 7, 2010 that are counted for the purpose of meeting this guideline.

Name	Date First Elected to Board	Common Stock		Restricted Common Stock	Deferred Stock Units(1)	Phantom Stock Units(2)	Total Securities
Martin C. Faga	10/30/2006	2,558		—	1,071	—	3,629
Ronald R. Fogleman	5/4/2004	—		—	6,128	1,687	7,815
Tig H. Krekel	3/1/2010	—		1,054	—	—	1,054
Douglas L. Maine	1/1/2006	5,749		1,071	—	—	6,820
Roman Martinez IV	5/4/2004	4,200	(3)	—	6,128	4,660	14,988	(3)
Mark H. Ronald	1/15/2007	2,525		1,071	—	—	3,596
William G. Van Dyke	10/29/2002	—		1,783	5,216	6,552	13,551

(1)
Deferred stock units are settled in shares of ATK common stock.

(2)
Phantom stock units are settled in cash based on the share price of ATK common stock at the time of payment.

(3)
Mr. Martinez disclaims ownership of 1,200 shares of common stock.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal year 2010, ATK had transactions, arrangements and relationships with entities with which some of our related persons, specifically directors and director nominees or their immediate family members, executive officers and holders of more than 5% of our common stock, are affiliated. However, in accordance with the procedures described below, it was determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

        ATK has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders.

        Annually, each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. We maintain a master list of related persons, which various departments within ATK use to identify and monitor related person transactions.

        Our Nominating and Governance Committee annually reviews all transactions and relationships disclosed in the director questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director's independence. In addition to the annual review, the directors receive a written reminder prior to each regularly scheduled Board meeting to provide notice of any changes or proposed changes in their transactions or relationships since their last annual disclosure. Also, under our Corporate Governance Guidelines, directors must notify ATK's General Counsel before accepting a position on the board of directors of another entity. Our Audit Committee annually reviews all transactions and relationships (1) disclosed in the executive officer questionnaires and (2) involving 5% stockholders, and approves or ratifies, as applicable, any transactions with related persons. On an ongoing basis, our Office of General Counsel assesses identified transactions, arrangements and relationships in order to determine whether any action or disclosure is required. If the Office of General Counsel determines that action is required, the matter is submitted for consideration by the Nominating and Governance Committee or the Audit Committee, as applicable.

        The applicable committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to ATK and that the transaction is in, or is not inconsistent with, the best interests of ATK and its stockholders.

        Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.

DIRECTOR COMPENSATION

Summary Compensation Information

        Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to ATK's non-employee directors is currently as follows:

  •
  an award of restricted stock valued at $85,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

  •
  an annual cash retainer of $62,500, with no additional fees paid for Board and committee meetings attended;

  •
  an annual cash retainer of $15,000 for the chair of the Audit Committee; and

  •
  an annual cash retainer of $10,000 for the chair of each of the Board's Personnel and Compensation Committee and Nominating and Governance Committee.

        Cash amounts are paid annually in a lump sum upon election or re-election at the annual meeting of stockholders.

        On December 17, 2009, ATK's Board of Directors determined that in consideration of the additional responsibilities required of an independent non-executive Chairman of the Board, the compensation for an independent non-executive Chairman of the Board shall be 150% of the total compensation paid to ATK's other non-employee directors, excluding any fees paid to committee chairs. Accordingly, the amount in the Director Compensation table below (under the "Fees Earned or Paid in Cash" column) for Ronald R. Fogleman, who became ATK's non-executive Chairman of the Board in November 2009, includes this increased compensation, prorated from November 1, 2009. General Fogleman did not participate in the discussion or decision regarding his compensation.

        Directors who spend a significant part of a day on ATK business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in ATK's matching gift program, which matches charitable donations by employees and non-employee directors up to $400 annually per person. No matching contributions were made for fiscal year 2010.

        On February 1, 2010, ATK's Board of Directors approved the following additions and adjustments to non-employee director compensation, effective as of the election of directors to the Board at the Annual Meeting on August 3, 2010, in order to reconcile the differing workloads of the various committees:

  •
  an annual cash retainer of $12,500 to be paid to each member of the Audit Committee, $7,000 to be paid to each member of the Personnel and Compensation Committee, and $2,000 to be paid to each member of the Nominating and Governance Committee;

  •
  an increase in the annual cash retainer for the chair of the Audit Committee from $15,000 to $17,500;

  •
  an increase in the annual cash retainer for the chair of the Personnel and Compensation Committee from $10,000 to $12,000; and

  •
  no increase in the annual cash retainer of $10,000 for the chair of the Nominating and Governance Committee.

Director Compensation

        The following table shows the annual retainer and fees earned by the directors for fiscal year 2010 and either paid in cash or deferred at the election of the director. The Deferred Fee Plan is described below. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. The Restricted Stock Award and Stock Deferral Program is described below. Additional information regarding the restricted stock awards and deferred stock units is described in footnote 3 below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(3) ($)	Total ($)
Frances D. Cook	$62,500		$84,973	$147,473
Martin C. Faga	$63,500	(1)	$84,973	$148,473
Ronald R. Fogleman	$129,813	(2)	$84,973	$214,786
Tig H. Krekel	$26,042		$84,984	$111,026
Douglas L. Maine	$77,500		$84,973	$162,473
Roman Martinez IV	$62,500		$84,973	$147,473
Mark H. Ronald	$62,500		$84,973	$147,473
William G. Van Dyke	$72,500		$84,973	$157,473

(1)
Includes a per diem fee of $1,000.

(2)
Includes a prorated lump-sum cash payment of $55,313 as compensation for serving as non-executive Chairman of the Board and a per diem fee of $2,000.

(3)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock awards and grants of deferred stock units that are paid in shares of ATK common stock and calculated based on the number of shares granted multiplied by the closing price per share of ATK common stock on the date of grant. (The amounts do not reflect the actual amounts that may be realized by the directors.) A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

  The following table shows the number of shares of restricted stock or deferred stock units (to be settled in shares of ATK common stock) granted to each non-employee director during the fiscal year ended March 31, 2010 and the closing price per share of ATK common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock or Units	Closing Price on Grant Date
Frances D. Cook	8/4/2009	1,071	$79.34
Martin C. Faga	8/4/2009	1,071	$79.34
Ronald R. Fogleman	8/4/2009	1,071	$79.34
Tig H. Krekel	3/1/2010	1,054	$80.63
Douglas L. Maine	8/4/2009	1,071	$79.34
Roman Martinez IV	8/4/2009	1,071	$79.34
Mark H. Ronald	8/4/2009	1,071	$79.34
William G. Van Dyke	8/4/2009	1,071	$79.34

  The aggregate numbers of shares of restricted ATK common stock and deferred stock units (to be settled in shares of ATK common stock) held by each non-employee director as of March 31, 2010 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Stock Units (#)
Frances D. Cook	7,183	5,216
Martin C. Faga	0	1,071
Ronald R. Fogleman	0	6,128
Tig H. Krekel	1,054	0
Douglas L. Maine	1,071	0
Roman Martinez IV	0	6,128
Mark H. Ronald	1,071	0
William G. Van Dyke	1,783	5,216

Deferred Fee Plan for Non-Employee Directors

        This plan permits a director to defer receipt of all or part of the director's cash retainer. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a "cash account" or a "share account" as phantom stock units (based upon the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

        Currently, three directors hold phantom stock units in this plan but Mr. Martinez is the only participant who is actively deferring cash retainer fees. The following table shows how those directors currently have their deferred fees credited and how many common stock units (to be settled in cash) were credited to their share accounts as of March 31, 2010.

Name	Annual Retainer	Units as of March 31, 2010
Ronald R. Fogleman	Cash account—50% Share account—50%	N/A 1,687
Roman Martinez IV	Share account—100%	4,660
William G. Van Dyke	Share account—100%	6,552

Non-Employee Director Restricted Stock Award and Stock Deferral Program

        Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Alliant Techsystems Inc. 2005 Stock Incentive Plan upon first being elected to the Board of Directors and upon re-election at each subsequent annual meeting of stockholders. The stock awards have a market value of $85,000, as determined by the closing market price of ATK common stock on the date of grant.

        Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

  •
  the first anniversary of the award date;

  •
  the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

  •
  the termination of the director's service on the Board because of disability or death; or

  •
  the termination of the director's service on the Board following a change in control of ATK.

        Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.

        The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as administratively feasible following the director's termination of Board service.

        If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

Expense Reimbursement

        Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

        ATK has indemnification agreements with our directors. These agreements require ATK to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

        The overall objective of ATK's executive compensation program is the same as the goal for operating the Company—to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented and diverse executive leadership group that is dedicated to the long-term interests of our stockholders.

        Both ATK's management and the Personnel and Compensation Committee of the Board (the "Committee") realize the importance of maintaining sound principles for the development and administration of compensation and benefit programs, while recognizing the concerns of stockholders with respect to executive compensation.

        Executive compensation decisions are based on three fundamental principles:

  1.
  Performance based—Executives' total compensation should vary depending on ATK's success in creating stockholder value through the achievement of financial objectives. ATK pays above market compensation when maximum performance goals are achieved and significantly less compensation when the Company's results are less than maximum performance. All long-term compensation is dependent on meeting performance goals that drive stockholder value.

  2.
  Competitive—ATK must offer a competitive total compensation package to our executives in order to attract and retain a talented and diverse executive leadership group. To ensure we remain competitive, ATK conducts a market analysis for both direct and indirect compensation.

  •
  Total direct compensation (base salary, annual incentive, long-term incentive) levels are benchmarked against general industry survey data, as described in more detail below.

  •
  Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process. For all employees, ATK targets the total benefit package to be at the 50th percentile of the aerospace and defense industry.

  3.
  Aligned with stockholder interests—ATK will achieve the best results when its executives act and are rewarded as owners in the business.

  •
  A significant portion of an executive's total direct compensation is equity-based through long-term incentives.

  •
  Beginning April 1, 2010, the Committee implemented a new stock holding requirement in connection with equity awards to executive officers. Executive officers will be required to retain at least 30% of the gross number of shares (which is approximately 50% of the shares remaining after taxes are withheld) received as compensation that are earned or vest and to hold such shares until the executive leaves the Company.

Compensation Risk Assessment Process and Conclusion

        The Company has reviewed and assessed its incentive compensation plans and programs and has concluded that the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. In May 2010, the Committee reviewed the Company's assessment process and discussed with management the impact of ATK's compensation policies and practices on risk taking within the Company.

        ATK believes that its compensation programs are designed and administered in a manner that discourages excessive or inappropriate risk taking by employees, for the following reasons:

  •
  The Personnel and Compensation Committee approves all elements of executive compensation. All other compensation policies, programs and procedures require approval by ATK's corporate Human Resources department.

  •
  Compensation programs provide a balanced mix of cash and equity, and annual and long-term incentives.

  •
  Performance metrics (sales, earnings, return on capital, free cash flow, and total stockholder return) are counterbalanced in order to create a greater focus on sustained value creation over time. In setting the performance metrics, the Committee selects certain adjustment factors to be used in calculating results in order to eliminate inappropriate influence in the management decision-making process.

  •
  Maximum payout levels for annual and long-term incentive compensation for all employees are capped and the Committee has the discretion to adjust payments downward.

  •
  The Committee has discretion to recoup payments in the event there is a material restatement of the Company's financial results.

  •
  Executive officers and other management employees are subject to share retention requirements.

  •
  Compensation administration and payments are regularly audited by both internal and external auditors.

Determination of Compensation

        The Committee consists entirely of independent directors and is responsible for setting our compensation policies.

        For the last three years, the Committee has retained Towers Perrin as an independent consultant to advise the Committee on executive compensation matters, including program design, best practices and market trends, and to provide competitive market data regarding executive compensation levels and components of compensation. In January 2010, Towers Perrin merged with Watson Wyatt to become Towers Watson. The merger had no material effect on the executive compensation services provided by Towers Watson to the Committee during fiscal year 2010. However, Watson Wyatt historically has provided services to the Company, which are described in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Personnel and Compensation Committee."

        Each year, before the Committee approves the compensation for the executive officers for the following fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance.

        In general, it is our intention that the Committee use market survey data in setting executive compensation levels. As part of our analysis, we have used a general industry group that is a subset of Towers Watson's executive compensation survey database by excluding the financial services, energy services, and healthcare industries and any companies with revenues of less than $1 billion or greater than $20 billion. This subset is then regressed to ATK's projected fiscal year revenue size. We have determined that this approach provides a significant sample size and is consistent with our approach for benchmarking all of our executive positions. A list of the companies in this benchmark group is provided in Appendix A to this proxy statement.

        For each executive officer position, we use the competitive market data to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives). The data for each position are compared to the current compensation levels of the respective executive officer, and ATK's CEO then makes recommendations to the Committee on the pay levels for officers (other than himself) based on the benchmark comparisons and the CEO's assessment of the officer's performance. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market level. The levels of compensation for ATK's CEO are determined solely by the Committee, with assistance and guidance from the Committee's consultant.

        The Committee uses an industry peer group for the purposes of analyzing performance and determining certain elements of executive compensation. ATK uses the industry peer group for the following purposes. First, annually we complete a pay-for-performance analysis to evaluate whether the compensation being granted aligns with the performance results that ATK delivered as compared to the performance of the industry peer group. Using the industry peer group for this purpose ensures that ATK is aligned with our pay-for-performance philosophy. Second, we periodically benchmark particular elements of our executive compensation program such as perquisites or other executive benefit program provisions. Using the industry peer group for this purpose ensures that ATK remains aligned with industry executive compensation practices to support the attraction and retention of our executive talent. Third, the industry peer group is used to determine relative Total Stockholder Return (TSR) performance for the long-term incentive program discussed in the section "Long-Term Incentive Compensation." The peer group is an aerospace and defense industry group consisting of the following 22 companies:

AAR Corp.	Hexcel Corporation	Raytheon Company
BE Aerospace, Inc.	Honeywell International Inc.	Rockwell Collins, Inc.
The Boeing Company	L-3 Communications Holdings, Inc.	Spirit AeroSystems Holdings, Inc.
CAE Inc.	Lockheed Martin Corporation	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	Moog Inc.	TransDigm Group Incorporated
DynCorp International Inc.	Northrop Grumman Corporation	United Technologies Corporation
General Dynamics Corporation	Orbital Sciences Corporation
Goodrich Corporation	Precision Castparts Corp.

        The goal setting process begins by the CEO developing goals which will achieve an appropriate level of growth relative to the market and ATK's industry peer group, continuous margin improvement and efficient use of capital and will generate significant stockholder value. The CEO then works with management to design internal strategic business plans to achieve both the recommended short-term and long-term goals. These goals and plans are presented to ATK's Board of Directors for discussion and approval. The Committee considers the strategic business goals as presented to the Board of Directors when approving the performance goals for the executive officer annual and long-term incentive compensation.

Elements of ATK's Executive Compensation Program

        The compensation program for our executive officers consists of the following elements:

Compensation Element	Objective
Base salary	Provide a fixed level of cash compensation for sustained individual performance
Annual incentive	Reward executives for their contributions to ATK's short-term financial and operational performance
Long-term incentive	Reward the creation of long-term stockholder value through the achievement of long-term financial objectives
Perquisites	Provide a competitive total compensation package
Benefits	Provide a competitive total compensation program and support the retention of key executive talent

        The various elements provide flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of the fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for ATK's executive officers for the following fiscal year. This year, in a change from past practice and in connection with the appointment of the Company's new Chief Executive Officer, the Committee set the performance goals for long-term incentive compensation and granted equity awards, a primary component of long-term compensation, after the end of the fiscal year. In accordance with the rules of the Securities and Exchange Commission (SEC), no grants are shown in the Summary Compensation Table for fiscal year 2010, but will be shown in next year's proxy statement. The Committee approves all grants of equity awards to executive officers, and ATK does not backdate, reprice or grant equity awards retroactively. Payments of equity and cash compensation are audited for conformity to amounts authorized by the Committee and for compliance with applicable processes and procedures.

Base Salaries

        Base salaries are paid for sustained individual performance. The base salary component of our executive compensation program is the least variable relative to Company performance. The base salary levels for our executive officers are targeted to the 50th percentile of the companies in our market analysis.

        The Committee conducted its annual review of our executive officers' base salaries at the Committee's March 2010 meeting. The Committee approved a base salary increase effective April 1, 2010 (the first day of ATK's fiscal year 2011) for all current executive officers listed in the Summary Compensation Table except for Mr. DeYoung, who received a base salary increase from $420,000 to $735,000 as a result of his promotion to CEO on February 4, 2010. The decision to give each executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels for executive officers in similar positions as shown by the results of our market analysis, the officer's specific responsibilities and experience, and recommendations on individual performance made by our CEO for each officer other than himself. Salary increases for the current executive officers named in the Summary Compensation Table other than the CEO were 3.5% except for Mr. Shroyer, who received a 15% increase to more closely align his pay to the market median. During fiscal year 2010, Mr. Shroyer also received additional salary of $17,500 per month for approximately four months while he served as interim Chief Executive Officer of the Company.

Annual Incentive Compensation

        The primary purpose of the annual incentive is to motivate and reward executives for their contributions to ATK's performance by making a large portion of their cash compensation variable and dependent upon annual Company and business group financial goals and individual performance. In general, at the maximum performance level, the amount of the annual incentive payment ranges from 60-66% of total annual cash compensation for the CEO and 50-58% of total annual cash compensation for other executive officers.

        Actions Taken For Fiscal Year 2010.    Annual incentive compensation for the fiscal year ended March 31, 2010 was paid under ATK's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. At the beginning of the fiscal year, the Committee set the annual incentive performance goals for the fiscal year ending March 31, 2010 at the corporate level to be fully diluted earnings per share (EPS), sales and return-on-invested-capital (ROIC). ROIC was defined as net operating profit after taxes divided by invested capital, and invested capital was defined as debt plus equity. The specific financial metrics established for the business groups for fiscal year 2010 were earnings before interest and taxes (EBIT), sales and free cash flow. "Free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales.

        In addition to specifying the performance levels to be achieved, at the beginning of the performance period the Committee also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results. In May 2010, the Committee evaluated the Company's performance on each of the performance goals for the fiscal year ended March 31, 2010 and determined whether any of the adjustment factors applied to the financial results. Based on the final results, as adjusted, ATK exceeded maximum performance for EPS and ROIC (200% of the target incentive amount) and achieved 148% of the target incentive amount for sales. The overall Company results were:

	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK EPS	$7.72	$7.92	$8.33	$9.08	*
ATK Sales	$4,760	$4,860	$4,807.7	$4,807.7
(in millions)
ATK ROIC	13%	14%	14.6%	15.7	%*

*
When setting the performance goals at the beginning of the last fiscal year, the Committee also specified that, in determining and calculating the performance results at the end of fiscal year 2010, adjustments would be made to eliminate the negative or positive effects of changes in accounting principles or other laws, regulations or provisions affecting reported results and restructuring costs related to business rationalization. The adjustments made eliminate the negative effects of a non-cash write-off of intangible assets due to the decision to discontinue utilization of trade names and the severance costs associated with headcount reductions and organizational realignment, and the negative effect of a change in the federal health-care law, specifically, the elimination of a tax deduction for benefit costs reimbursed under Medicare Part D. Because the Committee believed that the effect of the change in the federal health-care law was not material, the Committee adjusted EPS downward by the impact of this change.

        Mr. DeYoung's incentive payment is prorated for the time he was President of the Armament Systems group and the time he has been CEO during the fiscal year. Mr. DeYoung achieved 200% of his target incentive payment for his time in the Armament Systems group based on the achievement of the maximum performance level for the EPS goal (weighted 30%) and the achievement of 200% of the target performance levels on the financial measures for his business group (weighted 70%). In addition, Mr. DeYoung received 186.92% of the target incentive amount for his time as CEO based on the achievement of the maximum performance level (200% of the target amount) on EPS (weighted 50%) and ROIC (weighted 25%) and 148% of target performance on sales (weighted 25%). Mr. Shroyer, Mr. Cortese, Mr. Ross and Mr. Murphy each received 186.92% of the target incentive amount based on the achievement of the maximum performance level (200% of the target amount) on EPS (weighted 50%) and ROIC (weighted 25%) and 148% of target performance on sales (weighted 25%). Mr. Larson received 166.69% of his target incentive payment based on the achievement of the maximum performance level for the EPS goal (weighted 30%) and the achievement of 152.42% of the target performance levels on the financial measures for his business group (weighted 70%). Mr. Cronin received 133.4% of his target incentive payment based on the achievement of the maximum performance level for the EPS goal (weighted 30%) and the achievement of 104.86% of the target performance level on the financial measures for his business group (weighted 70%).

        The Committee has the ability to adjust an officer's payment upward (unless the officer is covered by Section 162(m) of the Internal Revenue Code) or downward based on individual performance. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO's assessment of the individual performance of each of the executive officers other than himself. No adjustments were made for any of the executive officers named in this proxy statement. The amounts of the incentive payments for fiscal year 2010 are disclosed in the Summary Compensation Table in this proxy statement.

        Actions Taken For Fiscal Year 2011.    This year, in a change from past practice, the performance goals for the upcoming fiscal year were not set until after the end of the fiscal year. In connection with the transition to a new CEO, the Committee needed additional time to review and consider the new CEO's strategy and goals for the Company. In the future, we plan to continue to set performance goals and make incentive awards in May. In May 2010, the Committee set the performance goals for the annual incentive program for the fiscal year ending March 31, 2011 under ATK's Executive Officer Incentive Plan. The Committee continued to believe that at the corporate level the appropriate performance measures are fully diluted EPS, sales and ROIC. ROIC was defined as net operating profit after taxes divided by invested capital, and invested capital is defined as debt plus equity. At the corporate level, the performance goals were weighted 50% on ATK's EPS, 25% on ATK's sales and 25% on ATK's ROIC. The performance goal for sales was set assuming a maximum growth rate of 4%. EPS was set assuming significant margin improvement to offset the impact of increasing pension expense. The threshold performance level for ROIC was set at 12% and the maximum performance level was set at 14%. The specific performance goals for the maximum level of achievement are considered by the Committee and management to be challenging. ATK is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these amounts.

        The performance goals for presidents of ATK's business groups were weighted 50% on ATK's EPS and 50% on the business group's performance. The specific financial metrics established for the business groups for fiscal year 2011 were EBIT, sales and free cash flow. Weightings of the financial metrics for the business groups are 34%, 33% and 33% respectively. "Free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales.

        When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the fiscal year, adjustments will be made to eliminate the negative or positive effects of changes in accounting principles or other laws, regulations or provisions affecting reported results; debt restructuring; restructuring costs related to business rationalization; any unplanned EPS or ROIC impact from strategic acquisitions in the first year of the transaction; and any gains or losses from the disposition of businesses or assets, or any program that requires an internal investment of greater than $10 million as approved by the Board of Directors.

        As part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for threshold, target and maximum performance for each of the current executive officers. The maximum percentage established is the maximum an executive officer can earn. The percentages for each named executive officer at target and maximum remained the same as for fiscal year 2010, except for Mr. DeYoung, whose target percentage was increased in February from 55% to 100% and maximum percentage was increased from 110% to 200% in connection with his promotion to CEO, and Mr. Shroyer, whose target percentage was increased from 60% to 70% and maximum percentage was increased from 120% to 140% to more closely align his compensation to the market. In accordance with the disclosure rules of the SEC, these grants will be included in the Grants of Plan Based Awards table in next year's proxy statement.

Long-Term Incentive Compensation

        Long-term incentive compensation is paid for the creation of long-term stockholder value through the achievement of financial objectives. We use a portfolio approach to designing our long-term incentive program which may include any number of equity-based awards (e.g., performance shares and/or restricted stock) and/or cash. In general, at maximum performance, the value of long-term incentive awards ranges from 60-65% of total direct compensation for the CEO and 43-55% for other executive officers. When translating compensation levels into stock grants, ATK uses the closing stock price on the business day immediately preceding the Committee meeting in which the grant is approved.

        Actions Taken During Fiscal Year 2010.    On March 31, 2010, the performance period ended for a performance award for which the Committee had established goals in March 2007. The performance award was payable 75% in shares of ATK common stock and 25% in cash. The performance goals were fully diluted EPS and sales for the fiscal year ended March 31, 2010. Three performance levels were defined for each performance goal. In addition, the Committee had also set a specified average year-end after-tax ROIC goal for the three-year fiscal 2008-2010 performance period to be used as an adjustment factor to payout levels if the ROIC goal was not achieved. Maximum performance was set at $8.00 and $5,000 (in millions) for EPS and sales, respectively. In addition to specifying the performance levels to be achieved, at the beginning of the performance period the Committee also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results.

        Based on the audited financial results for the fiscal year ended March 31, 2010, and after the required adjustments, the Committee determined that ATK exceeded the maximum performance level (250% of threshold incentive amount) for fully diluted EPS and achieved 222% of the threshold incentive amount for sales. Furthermore, results for the average year-end ROIC met the level of performance required without triggering an adjustment to payout levels. The payout of the performance shares is shown in the Option Exercises and Stock Vested table in this proxy statement and the payout of the cash component is included in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table.

	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK fiscal year 2010 EPS	$7.24	$8.00	$8.33	$9.53	*
ATK fiscal year 2010 Sales	$4,660	$5,000	$4,807.7	$4,807.7
(in millions)
ATK Average Year-end ROIC	10%	10%	14.6%	15.8	%*
(level required for no adjustment to payout levels)

*
When setting the performance goals at the beginning of the performance period, the Committee also specified that, in determining and calculating the performance results at the end of the performance period, adjustments would be made to eliminate the negative or positive effects of changes in accounting principles or other laws or provisions affecting reported results and restructuring costs related to business rationalization. The adjustments made eliminate the negative effects of a non-cash write-off of intangible assets due to the decision to discontinue utilization of trade names, the severance costs associated with headcount reductions and organizational realignment, and the impact of restructuring the Company's space structures and components business, and the negative effect of the adoption of FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be settled in cash upon conversion" and a change in the federal health-care law, specifically, the elimination of a tax deduction for benefit costs reimbursed under Medicare Part D. Because the Committee believed that the effect of the change in the federal health-care law was not material, the Committee adjusted EPS downward by the impact of this change.

        Actions Taken For Fiscal Year 2011.    There are two components of long-term incentive compensation for executive officers: performance measured against relative total stockholder return (30% of an officer's long-term incentive award opportunity) and performance measured against long-term financial growth of the Company (70% of an officer's long-term incentive award opportunity). The incentive awards will be paid in shares of ATK common stock, subject to achievement of the performance goals.

        In March 2010, the Committee approved the size of each executive officer's incentive award opportunity based on the Committee's review and assessment of the market competitiveness of the officers' target level of total direct compensation. In May 2010, the Committee granted the long-term incentive compensation awards and approved the goals for the fiscal year 2011-2013 performance period.

        For the relative total stockholder return award (TSR), the Committee designated the industry peer group described in the section "Determination of Compensation" as the peer group to be used for measuring relative performance, and defined TSR to be the three-year annualized rate of return reflecting stock price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends. The Committee set the threshold relative TSR percentile ranking to be the 35th percentile and the maximum to be the 75th percentile. At threshold performance, the plan pays at 35% of the target incentive amount. At maximum performance, the plan pays at 200% of the target incentive amount

        For the financial performance measure of the long-term incentive award, the Committee set threshold, target and maximum performance levels for each of the EPS and sales goals, assuming three-year average annual growth rates ranging from 0% to 7% (excluding the impact of pension expense increases) and 0% to 8%, respectively. In addition, the Committee set the specified after-tax

ROIC goal for the three-year performance period at 12%. Any payment of the long-term incentive award with respect to financial performance will be reduced incrementally to the extent the ROIC goal is not achieved. The specific goals for the maximum level of achievement of performance for the fiscal year 2013 EPS and sales goals are considered by the Committee and management to be challenging. When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the performance period, adjustments will be made to eliminate the negative or positive effects of changes in accounting principles or other laws, regulations or provisions affecting reported results; debt restructuring; restructuring costs related to business rationalization; any unplanned EPS or ROIC impact from strategic acquisitions in the first year of the transaction; and any gains or losses from the disposition of businesses or assets, or any program that requires an internal investment of greater than $10 million as approved by the Board of Directors. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment levels downward after the adjustments have been calculated.

        The aggregate number of shares granted at the maximum performance level to the current executive officers named in the Summary Compensation Table for the total stockholder return performance award and the long-term financial growth performance award are 28,699 shares and 66,963 shares, respectively. Because these grants were not made until May 2010 the amounts of the individual awards will be included in the Grants of Plan-Based Awards table in next year's proxy statement.

        The above performance goals are not a prediction of how ATK will perform during fiscal years 2011 through 2013. The purpose of the goals, which were approved by the Committee in May 2010, is to establish a method for determining the payment of long-term incentive compensation. ATK is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these performance goals, and you are cautioned not to rely on these performance goals as a prediction of ATK's future performance.

Recoupment and Forfeiture

        In March 2010, the Committee implemented a recoupment policy that reserves the right of the Committee to recoup incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the Committee. This includes awards that are deferred into the ATK Nonqualified Deferred Compensation Plan. The recoupment policy applies to all awards granted after December 31, 2009, and includes any form of cash or equity compensation other than base salaries.

Perquisites

        To ensure that ATK delivers a competitive total compensation package to our executives, we provide standard executive perquisites. For fiscal year 2010, the perquisite package included the following components:

  •
  Perquisite allowance

  •
  Financial planning services with tax gross-up

  •
  Executive disability insurance

  •
  Executive health exams

  •
  Umbrella liability insurance program

  •
  Reimbursement for spousal travel expenses for certain ATK sponsored events

        The Committee's compensation consultant periodically reviews these perquisites to compare them against market practices. Based on the market review, the Committee decided to eliminate financial planning services and adjust the amount of the perquisite allowance for this change beginning in fiscal year 2011. As a result of this change, none of the perquisites listed above will include a tax gross-up. Perquisites represent significantly less than 5% of any executive's total direct compensation. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.

Benefits

        To ensure we provide a competitive total compensation program and support our efforts to attract and retain key executive talent, ATK also provides indirect compensation, such as health and welfare benefits and retirement benefits. ATK's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.

        Health & Welfare Benefits.    Our executive officers participate in the same health and welfare programs as all other ATK employees.

        Retirement Benefits.    In general, our executive officers participate in the standard employee retirement programs. A supplemental executive retirement plan is also provided. See the discussion in this proxy statement under the heading "Pension Benefits." In specific cases, when ATK needs to bring in key executive talent, we may adjust the standard retirement benefits, consistent with our compensation philosophy, in order to recognize valuable experience that an executive obtained in a prior career and now brings to ATK.

        Nonqualified Deferred Compensation.    We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match, which would be included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all ATK employees through the ATK 401(k) plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time.

        Severance.    From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in ATK's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is regularly benchmarked against the market to ensure the benefits offered are competitive. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control." The severance payments provided to Mr. Murphy and Mr. Cronin are also described below under the heading "Potential Payments Upon Termination or Change-in-Control."

        Change-in-Control.    Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. Periodically the Committee reviews the plan design against market competitive practices for such plans.

In May 2010, the Committee approved two changes to the plan. The first change eliminated the tax gross-up provision of the plan by capping the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax pursuant to the Internal Revenue Code. The second change added a modified "sunset" provision applicable to the chief executive officer, the chief financial officer, the chief operating officer (if there is someone in that position) and general counsel of the Company such that after five years of service with the Company in that position the amount payable would gradually be reduced from three times compensation to two times compensation at a rate of two-tenths per year (after a total of nine years of service in that position, the amount payable would be two times compensation). These plan changes are described in more detail below under the heading "Potential Payments Upon Termination or Change in Control."

Compensation Outside the Standard Program

        In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.

        When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.

Stock Holding Requirement

        In October 2003, the Committee implemented stock ownership requirements for the executive officers of the Company. Since that time, the level of ownership has periodically been benchmarked against market practices to ensure alignment with the market. An emerging practice in the market demonstrates more companies implementing stock holding requirements for executive officers during employment. Based on market data provided by Towers Watson, the Committee has replaced ATK's stock ownership requirement with a stock holding requirement for ATK's executive officers to more clearly align executive interests and actions with the interests of ATK's stockholders. This new holding requirement is effective April 1, 2010. Each executive officer is required to retain at least 30% of the gross number of shares (which is approximately 50% of the shares remaining after taxes are withheld) of ATK common stock acquired as compensation. These shares must be held until the executive leaves the Company or is no longer an executive officer.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. The Company's 2005 Stock Incentive Plan and Executive Officer Incentive Plan were approved by our stockholders and include provisions necessary to grant awards and make payments that satisfy the performance-based exception under Section 162(m).

        Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts outside of our stockholder approved plans that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee of the Board of Directors has reviewed and discussed with ATK's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into ATK's annual report on Form 10-K.

        This report is provided by the Personnel and Compensation Committee:

  William G. Van Dyke, Chair
  Martin C. Faga
  Tig H. Krekel
  Douglas L. Maine

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(3)	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
Mark W. DeYoung	FY10	$476,353	$0	$0	$0	$818,172	$1,074,653	$71,594	$2,440,772
President & Chief Executive	FY09	$428,077	$0	$351,317	$0	$462,000	$45,877	$322,651	$1,609,922
Officer	FY08	$382,211	$0	$549,583	$0	$412,500	$311,638	$233,664	$1,889,596
John L. Shroyer	FY10	$500,491	$0	$0	$0	$876,746	$259,467	$46,723	$1,683,427
Senior Vice President & Chief	FY09	$428,077	$0	$507,265	$0	$504,000	$6,496	$47,652	$1,493,490
Financial Officer	FY08	$382,211	$0	$793,249	$0	$450,000	$68,558	$44,129	$1,738,147
Blake E. Larson	FY10	$401,442	$0	$0	$0	$506,355	$253,705	$283,907	$1,445,409
Senior Vice President &	FY09	$356,442	$0	$668,207	$124,150	$334,183	$0	$381,630	$1,864,612
President ATK Space Systems	FY08	$300,673	$0	$453,285	$0	$330,320	$71,548	$40,125	$1,195,951
Keith D. Ross	FY10	$412,788	$0	$0	$0	$650,616	$232,664	$26,788	$1,322,856
Senior Vice President,	FY09	$412,788	$0	$314,062	$0	$445,500	$56,045	$27,250	$1,255,645
General Counsel & Secretary	FY08	$382,211	$0	$491,059	$0	$412,500	$88,148	$26,355	$1,400,273
Steven J. Cortese	FY10	$395,000	$0	$0	$0	$514,219	$114,452	$46,968	$1,070,639
Senior Vice President	FY09	$395,000	$0	$289,930	$0	$434,500	$37,029	$47,159	$1,203,618
Washington Operations	FY08	$375,000	$0	$453,285	$0	$375,000	$39,452	$29,046	$1,271,783
Daniel J. Murphy (1)	FY10	$900,000		$0	$0	$3,088,035	$3,308,651	$1,965,291	$9,261,977
Former Chairman & Chief	FY09	$900,000	$0	$2,196,113	$0	$1,800,000	$1,843,856	$101,224	$6,841,193
Executive Officer	FY08	$857,000	$0	$3,434,289	$0	$1,542,600	$3,163,834	$91,373	$9,089,096
John J. Cronin (2)	FY10	$420,000	$0	$0	$0	$524,424	$400,111	$535,763	$1,880,298
Former Senior Vice President &	FY09	$420,000	$0	$351,317	$0	$406,190	$58,035	$52,721	$1,288,263
President ATK Mission Systems	FY08	$375,000	$0	$549,583	$0	$412,500	$65,842	$84,314	$1,487,239

(1)
Mr. Murphy ceased to serve as an executive officer on November 9, 2009 and his employment with the Company terminated on March 31, 2010.

(2)
Mr. Cronin ceased to serve as an executive officer on March 8, 2010 and his employment with the Company terminated on March 31, 2010.

(3)
The years reported are ATK's fiscal years ended March 31.

(4)
Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers in the amounts specified as follows for paid time off sold under ATK's paid time off buy/sell benefit program: Mr. DeYoung, $8,077; Mr. Shroyer, $8,077; Mr. Larson, $6,442; and Mr. Ross, $7,788. The salary amount also includes an increase for Mr. DeYoung when he was promoted to President and Chief Executive Officer, effective February 4, 2010, and an additional monthly cash payment of $17,500 paid to Mr. Shroyer while he served as interim Chief Executive Officer.

(5)
Bonuses based on ATK's achievement of specified performance targets are reported in the Non-Equity Incentive Plan Compensation column.

(6)
For fiscal years 2009 and 2008, this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts in this column are calculated based on the number of shares awarded multiplied by (a) the closing price of ATK common stock on the date of grant, for restricted stock awards and awards that are subject to financial performance growth measures and (b) for fiscal year 2009, the fair value determined by an integrated Monte Carlo simulation model, for additional awards subject to a total stockholder return measure. The amounts shown relate to long-term incentive compensation awards of performance shares at the maximum payout level and, for Mr. Larson, the amount for fiscal year 2009 also includes an award of 3,000 shares of restricted stock. (The amounts do not reflect the actual amounts that may be paid to or realized by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2010. No grants were made during fiscal year 2010, but rather were made after the fiscal year end for the fiscal year 2011-2013 performance period. This change from past practice was made in connection with the transition to a new CEO because the Committee needed additional time to review and consider the new CEO's strategy and goals for the Company. In the future, we will continue to set performance goals and make incentive awards in May.

(7)
The amount in this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black-Scholes option-pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(8)
For fiscal year 2010, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2010 and payment of a long-term cash incentive award for the fiscal year 2008-2010 performance period. The incentive compensation programs and payments are described in the "Compensation Discussion and Analysis" in this proxy statement. For fiscal years 2009 and 2008, the amounts shown represent payment of annual incentive compensation for the respective fiscal years. Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan. The table below shows the amounts of annual incentive compensation and long-term cash incentive compensation paid to each executive officer for fiscal year 2010.

Name	FY10 Annual Incentive	FY08-FY10 Long-Term Cash Incentive
DeYoung	$601,902	$216,270
Shroyer	$552,341	$324,405
Larson	$362,134	$144,221
Ross	$416,364	$234,252
Cortese	$406,084	$108,135
Murphy	$1,682,280	$1,405,755
Cronin	$308,154	$216,270
(9)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under the Alliant Techsystems Inc. Retirement Plan and the Alliant Techsystems Supplemental Executive Retirement Plan. See the "Pension Benefits" section in this proxy statement for additional information. No above-market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above. The fiscal year 2010 change in pension value includes the impact of the change in ATK's discount rate from 8.15% at March 31, 2009 to 5.90% at March 31, 2010. The impact of this change on each of the pension values is as follows: Mr. DeYoung, $514,677; Mr. Shroyer, $170,738; Mr. Larson, $162,835; Mr. Ross, $118,869; Mr. Cortese, $60,074; Mr. Murphy, $62,583; and Mr. Cronin, $30,010.

(10)
The table below shows the components of this column for fiscal year 2010, which include perquisites, tax gross-ups, life insurance premiums paid by the Company for the benefit of the executive officer, Company matching contributions to ATK's defined contribution plans, and severance payments. The amounts represent the amount paid or accrued by, or the incremental cost to, the Company.

Name	Financial Planning	Relocation(1)	Tax Gross-Ups(2)	Perquisite Allowance(3)	Life Insurance Premium	Disability Insurance Premium	401(k) Plan Match or Make-Up Match	Umbrella Policy	Other Perquisites(4)	Severance(5)
DeYoung	$10,695	$0	$20,515	$18,334		$2,666	$0	$1,350	$18,034	$0
Shroyer	$11,493	$0	$5,793	$15,000		$2,117	$8,077	$1,350	$2,893	$0
Larson	$2,299	$254,622	$0	$12,000		$2,587	$6,729	$1,350	$4,320	$0
Ross	$0	$0	$0	$12,000		$2,936	$9,800	$1,350	$702	$0
Cortese	$11,768	$0	$9,228	$12,000		$2,814	$9,800	$750	$608	$0
Murphy	$15,000	$0	$78,251	$30,000	$767	$4,217	$9,800	$2,800	$24,456	$1,800,000
Cronin	$10,817	$0	$5,560	$12,000		$3,428	$9,800	$1,350	$1,233	$491,575

(1)	The amount consists of relocation and moving expenses, including expense reimbursements.
(2)
The amounts in this column include the taxes related to financial planning. For fiscal year 2011, the financial planning benefit has been eliminated which will also eliminate the tax gross-up. In addition, Mr. DeYoung's amount also includes $12,944 for taxes related to the reimbursement of commuting expenses. Mr. Murphy's amount also includes $67,073 for taxes related to the benefit of the life insurance policy that was transferred to Mr. Murphy upon his termination of employment.
(3)
The allowance is not a reimbursement for perquisites. Instead, the annual amount is paid in cash in monthly installments. Accordingly, executive officers have flexibility in determining how to spend their perquisite dollars and are not required to report how the amounts are used.
(4)
"Other" perquisites consist of executive annual physical examinations, gifts, entertainment, airplane usage, and meals and travel for spouses in attendance at business-related functions. For Mr. DeYoung, the amount also includes $16,274 for reimbursement of commuting expenses.
(5)
Mr. Murphy received a lump-sum cash payment equal to two years of his current base salary of $900,000. Mr. Cronin received a lump-sum cash payment equal to one year of his current base salary of $420,000, plus $15,000 to offset the cost of continuing health care coverage, and $56,575 for accrued paid time off. Mr. Murphy's and Mr. Cronin's separation agreements with the Company are described later in this section under the heading "Potential Payments Upon Termination or Change in Control."

Outstanding Equity Awards at Fiscal Year-End

        The following table shows the unexercised stock options, restricted stock award and performance share awards not earned as of March 31, 2010 by the executive officers named in the Summary Compensation Table.

						Stock Awards
	Option Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Grant Date or Performance Period (1)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)
Mark W. DeYoung						4/01/2008-3/31/2011			5,456		$443,573
						4/01/2009-3/31/2012			3,312	(7)	$269,266
						4/01/2009-3/31/2012			4,730	(8)	$384,549
	01/31/2005	15,000		66.58	01/31/2012
John L. Shroyer						4/01/2008-3/31/2011			7,875		$640,238
						4/01/2009-3/31/2012			4,782	(7)	$388,777
						4/01/2009-3/31/2012			6,830	(8)	$555,279
	01/22/2002	1,000		47.75	01/22/2012
	01/21/2003	6,500		59.12	01/21/2013
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005	5,000		66.58	01/31/2012
Blake E. Larson						4/01/2008-3/31/2011			4,500		$365,850
						4/01/2009-3/31/2012			3,312	(7)	$269,266
						4/01/2009-3/31/2012			4,730	(8)	$384,549
						09/08/2008	1,500	$121,950
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005	15,000		66.58	01/31/2012
	09/08/2008		5,000	105.63	09/08/2015
Keith D. Ross						4/01/2008-3/31/2011			4,875		$396,338
						4/01/2009-3/31/2012			2,960	(7)	$240,648
						4/01/2009-3/31/2012			4,230	(8)	$343,899
	01/21/2003	5,000		59.12	01/21/2013
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005	15,000		66.58	01/31/2012
Steven J. Cortese						4/01/2008-3/31/2011			4,500		$365,850
						4/01/2009-3/31/2012			2,735	(7)	$222,356
						4/01/2009-3/31/2012			3,900	(8)	$317,070
Daniel J. Murphy						4/01/2008-3/31/2011			22,729		$1,847,868
						4/01/2009-3/31/2012			6,900	(7)	$560,970
						4/01/2009-3/31/2012			9,858	(8)	$801,455
	01/22/2002	10,500		47.75	01/22/2012
	01/21/2003	30,000		59.12	01/21/2013
	01/20/2004	75,000		57.43	01/20/2011
	01/31/2005	50,000		66.58	01/31/2012
John J. Cronin						4/01/2008-3/31/2011			3,637		$295,688
						4/01/2009-3/31/2012			1,104	(7)	$89,755
						4/01/2009-3/31/2012			1,577	(8)	$128,210
	04/05/2006	12,000		78.33	04/01/2013

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options and restricted stock and the associated performance period for the performance share awards.

(2)
Stock options granted in 2002 and 2003 vested in three equal annual installments beginning on the first anniversary of the grant date. Stock options granted in 2004, 2005, 2006 and 2008 vest on the third anniversary of the grant date.

(3)
This table does not include certain performance share awards granted in 2007 that were earned for the Company's fiscal year ended March 31, 2010. These awards are shown in the Option Exercises and Stock Vested table in this proxy statement.

(4)
The restricted stock vests on September 8, 2010.

(5)
The amount in this column was calculated using a per share value of $81.30, the closing market price of ATK common stock on March 31, 2010, the last business day of the fiscal year.

(6)
The amounts shown reflect the maximum payout of the performance shares based on achievement of the highest level of performance. The vesting and payout of any performance shares for the respective performance periods ending on March 31 will be determined after the corresponding fiscal year ending March 31, based on the actual achievement of specified performance goals.

(7)
These shares correspond to a long-term incentive award relating to financial performance growth measures (earnings per share, sales, and return on invested capital).

(8)
These shares correspond to a long-term incentive award relating to a Total Stockholder Return performance measure. Total Stockholder Return is defined as the three-year annualized rate of return reflecting stock price appreciation plus reinvestment of dividends.

(9)
The amounts in this column were calculated using a per share value of $81.30, the closing market price of ATK common stock on March 31, 2010, the last business day of the fiscal year, and assuming the maximum payout of the performance shares based on achievement of the highest level of performance.

OPTION EXERCISES AND STOCK VESTED

        The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and vesting of restricted stock during the fiscal year ended March 31, 2010 and the payout of performance shares that were earned during the fiscal year ended March 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Mark W. DeYoung			7,290	(1)	$571,901	(2)
John L. Shroyer			10,935	(1)	$857,851	(2)
Blake E. Larson			1,500	(3)	$111,765	(3)
			4,860	(1)	$381,267	(2)
Keith D. Ross			7,898	(1)	$619,598	(2)
Steven J. Cortese			3,334	(3)	$252,617	(3)
			3,645	(1)	$285,950	(2)
Daniel J. Murphy			47,385	(1)	$3,717,353	(2)
John J. Cronin			7,290	(1)	$571,901	(2)

(1)
These shares reflect a payment of performance shares which vested on March 31, 2010 upon subsequent confirmation by the Personnel and Compensation Committee that the performance goals had been achieved, as described in the "Compensation Discussion and Analysis" under the subheading "Long-Term Incentive Compensation—Actions Taken During Fiscal Year 2010."

(2)
The value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on May 12, 2010, the payment date, which was $78.45. The Company withheld shares of ATK common stock from the amounts shown for each officer having a value equal to the applicable tax withholding requirement. Mr. Ross deferred payment of 100% of his shares. As a result of the deferral, and in lieu of payment of the shares, Mr. Ross's account under ATK's Nonqualified Deferred Compensation Plan was credited with deferred stock units. The number of units credited to the account was determined on a one-for-one basis equal to the number of shares that would otherwise have been paid, reduced by the number of shares having a value equal to ATK's Medicare tax withholding obligation as a result of the deferral of payment of the shares. The deferred stock units will be settled 100% in ATK common stock following termination of employment or such other date specified by the officer under the terms of the Nonqualified Deferred Compensation Plan.

(3)
Represents the vesting of restricted stock. Mr. Larson's 1,500 shares vested on September 8, 2009 and the value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on the vesting date. Mr. Cortese's 3,334 shares vested on October 2, 2009 and the value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on the vesting date.

 PENSION BENEFITS

        ATK maintains various tax-qualified defined benefit retirement plans covering most employees. The plans were closed to new participants as of January 1, 2007 (except for certain employees covered by collective bargaining agreements). These qualified defined benefit plans are funded by employer contributions. Currently, all of the named executive officers participate in the Alliant Techsystems Inc. Pension and Retirement Plan (the "ATK Retirement Plan").

        The Internal Revenue Code limits the benefits that may be paid from our tax-qualified plan. The Alliant Techsystems Inc. Supplemental Executive Retirement Plan (the "ATK SERP") was established to provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the ATK SERP. If the funds in the trust are insufficient to pay amounts payable under the ATK SERP, the Company will pay the deficiency. Mr. Murphy's employment agreement provided for additional retirement benefits payable from the ATK SERP, beyond just those restored due to the IRS qualified plan limitations or by participation in the ATK Nonqualified Deferred Compensation Plan. Mr. Cronin also has additional retirement benefits payable from the ATK SERP. These special provisions are described below.

ATK Retirement Plan

        Due to acquisitions and benefit plan mergers, the ATK Retirement Plan contains various benefit formulas that apply to certain groups of employees. The benefit formulas that apply to the named executive officers include the Pension Equity Plan formula, the Aerospace Pension Plan formula, and the Cash Balance formula. Mr. Ross, Mr. Cortese, Mr. Murphy and Mr. Cronin are covered by the Pension Equity Plan formula, Mr. DeYoung is covered by the Aerospace Pension Plan formula, and Mr. Shroyer and Mr. Larson are covered by the Cash Balance formula. The elements of compensation used in applying the payment and benefit formula generally include base salary plus annual incentive payments when paid (and, for the year of termination of employment, incentive payments that are imputed to the last month of employment), up to the applicable IRS maximum compensation limit.

        Historically, employees were vested after five years of vesting service, but, as of January 1, 2008, vesting in the Pension Equity Plan formula or Cash Balance formula occurs after three years of vesting service. All of the named executive officers are vested in their ATK Retirement Plan benefits.

        The normal retirement age for the plan is age 65.

Pension Equity Plan Formula

        ATK adopted the Pension Equity Plan ("PEP") formula effective January 1, 2004 for new employees and existing employees who had less than 15 years of credited service as of December 31, 2003. The PEP formula calculates benefits as a lump sum amount equal to:

  •
  5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base,

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as of March 31, 2010 is $106,800.

        Additionally, for employees who were participants in the ATK Retirement Plan prior to January 1, 2004, the PEP benefit is not less than the benefit computed based on the prior plan formula accrued through December 31, 2003, plus the PEP formula for service beginning January 1, 2004.

        Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefits to any participant regardless of age in a variety of actuarially equivalent annuity payment forms or as a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest is credited at a rate of 4% annually to the earlier of the actual benefit payment date or the month of the participant's 65th birthday. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.

Aerospace Pension Plan Formula

        The Aerospace Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition.

        The Aerospace Pension Plan provides an annuity benefit determined based on final average earnings and the participant's years of credited service. The benefit is equal to:

  •
  1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to termination), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to termination),

  •
  multiplied by years of credited service.

        Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as in effect for the 12 months prior to termination as of March 31, 2010 is $106,800.

        Benefits are paid in a variety of actuarial equivalent monthly annuity options at retirement. Additionally, participants may elect to receive up to 51% of their benefit in a lump sum payment.

        Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Cash Balance Formula

        Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a cash balance account formula. The cash balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003.

        Mr. Shroyer's and Mr. Larson's initial cash balance accounts were equal to the lump sum value as of April 1, 1992 of their accrued benefit under the prior pension plan formula at that time. The cash balance accounts are credited monthly with a percentage of pension earnings that increases with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in Excess of Social Security Wage Base
Less than 5	3.5%	3.5%
5 to 9	4.5%	4.5%
10 to 14	5.5%	5.5%
15 to 19	6.5%	5.5%
20 to 24	7.5%	5.5%
25 or more	8.5%	5.5%

        Account balances are credited monthly with interest equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The minimum interest crediting rate is 3.06%. For calendar year 2010, the crediting rate is 3.06%.

        The Cash Balance formula benefit is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service payable at age 65.

        At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if retirement occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the cash account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.

Supplemental Executive Retirement Plan

        The ATK SERP provides benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 410(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified pension plans for certain highly compensated employees. The ATK SERP is designed to offset these limitations.

        The applicable benefits from the ATK SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. SERP benefits are paid in a lump sum the later of six months or January 31 following the calendar year of termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code), including interest (at the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments) from the first day of the month following termination to the actual payment date. The ATK SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.

        Employees vest in the ATK SERP benefits at the same time their benefits vest under the qualified pension plan.

        The ATK SERP provides certain executives covered by the Cash Balance formula with the right to receive a benefit based on the greater of the PEP formula or the Cash Balance formula, if they remain employed until at least age 55. This provision will apply to Mr. Shroyer and Mr. Larson. The benefit included in the Pension Benefits table below does not include any value for this provision since neither is yet age 55. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.

ATK SERP—Special Agreement Benefits

Daniel J. Murphy

        The ATK SERP includes a special schedule of benefits for Mr. Murphy based on the terms of his employment agreement. Mr. Murphy's employment agreement provided for a supplemental executive retirement plan ("SERP") benefit payable to him based on the following schedule:

If Termination of Employment is:	Benefit Percentage is:
On or after March 31, 2004 and before March 31, 2005	5.0%
On or after March 31, 2005 and before March 31, 2006	15.0%
On or after March 31, 2006 and before March 31, 2007	25.0%
On or after March 31, 2007 and before March 31, 2008	35.0%
On or after March 31, 2008 and before March 31, 2009	45.0%
On or after March 31, 2009 and before March 31, 2010	50.0%
On or after March 31, 2010 and before March 31, 2011	52.5%
On or after March 31, 2011	55.0%

        The benefit percentage is multiplied by his final average earnings to determine a monthly annuity amount. Final average earnings is calculated using the highest 60 consecutive months during the preceding 120 months of base salary and annual cash incentive amounts, but only including months since February 2004 (the effective date of the employment agreement). The SERP benefit amount is reduced by the benefit amount payable to Mr. Murphy under the qualified pension plan. Mr. Murphy's employment with the Company terminated on March 31, 2010 and therefore his final benefit percentage is 52.5%.

        Mr. Murphy received his SERP benefit of $15,699,874, which includes interest from his termination date until the date paid pursuant to the terms of the Plan, in June 2010.

John J. Cronin

        The ATK SERP includes special benefits for Mr. Cronin, which were offered to him at the time he was offered employment with the Company. Mr. Cronin's employment with the Company terminated on March 31, 2010. He will receive his regular SERP benefit and an additional lump sum benefit of $600,000. The SERP benefit, plus accrued interest, will be paid on January 31, 2011.

Pension Benefits

        The following table provides information concerning each ATK defined benefit plan that provides for payments or benefits to any of the named executive officers.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)		Present Value of Accumulated Benefits ($)		Payments During Last Fiscal Year ($)
Mark. W. DeYoung	ATK Retirement Plan	25.250		$648,588		$0
	ATK SERP	25.250		1,983,614		0
John L. Shroyer	ATK Retirement Plan	24.667		229,080		0
	ATK SERP	24.667		306,727		0
Blake E. Larson	ATK Retirement Plan	28.750		336,348		0
	ATK SERP	28.750		280,325		0
Keith D. Ross	ATK Retirement Plan	8.500		153,342		0
	ATK SERP	8.500		411,011		0
Steven J. Cortese	ATK Retirement Plan	3.500		59,244		0
	ATK SERP	3.500		148,342		0
Daniel J. Murphy	ATK Retirement Plan	9.333		127,140		83,648	(2)
	ATK SERP	n/a	(3)	15,550,589	(4)	0
John J. Cronin	ATK Retirement Plan	4.000		73,529		0
	ATK SERP	4.000		836,214	(5)	0

(1)
Credited service is determined in years and months as of March 31, 2010.

(2)
Payment in September 2009 to his former spouse.

(3)
Years of service is not used in the determination of Mr. Murphy's SERP benefit, but rather the percentage was defined by the terms of his employment agreement. Mr. Murphy received his SERP benefit in June 2010.

(4)
Mr. Murphy's SERP benefit is as of March 31, 2010.

(5)
Mr. Cronin's SERP benefit includes the additional $600,000 benefit described above. Mr. Cronin's employment with the Company terminated on March 31, 2010, and his SERP benefit, plus accrued interest, will be paid on January 31, 2011.

Assumptions

        The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in ATK's Form 10-K.

        The Cash Balance formula benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 4%. Retirement age is assumed to be age 65, except for Mr. DeYoung's benefits. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

        All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.

        "Credited Service" includes only service with ATK (or certain acquired employers). In general, ATK does not grant extra years of credited service.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
Mark W. DeYoung	$0	$0	$141,668	$0	$837,956
John L. Shroyer	$632,891	$0	$248,935	$0	$2,001,015
Blake E. Larson	$0	$0	$124,128	$0	$460,051
Keith D. Ross	$655,166	$0	$248,631	$0	$2,269,248
Steven J. Cortese	$0	$0	$0	$0	$0
Daniel J. Murphy	$4,219,418	$0	$51,950	$0	$5,888,004
John J. Cronin	$203,095	$0	$118,607	$0	$525,871

(1)
The amounts in this column include annual incentive compensation deferrals that occurred in the fiscal year 2010 for Mr. Ross of $22,275 and Mr. Cronin of $203,095, which amounts are also included in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column for fiscal year 2009, and the value of performance shares that were deferred in May 2009 for the performance period of April 1, 2007—March 31, 2009 as follows: Mr. Shroyer, $632,891; Mr. Ross, $632,891; and Mr. Murphy, $4,219,418. This column does not include deferrals of annual incentive payments or performance awards for performance periods ended March 31, 2010 because those amounts were not actually credited to the participants' accounts until fiscal year 2011. The value of fiscal year 2010 annual incentive compensation that was deferred and not credited until fiscal 2011 is as follows: Mr. Ross $20,818. The value of fiscal year 2010 long-term incentive performance cash and/or shares that were deferred and not credited until fiscal 2011 is as follows: Mr. Ross $844,828.

(2)
In addition to the amounts included from the first column of the table above, the following amounts represent aggregate contributions made by the executive officer or the Company since the officer's commencement of participation in the plan. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in ATK's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years. The aggregate earnings column in the table below represents the cumulative earnings on the original deferred amounts.

Name	Salary Deferrals	Annual Cash Incentive Deferrals	Performance Share Deferrals	Company Discretionary Contributions		Withdrawals	Aggregate Earnings	Balance
DeYoung		$116,378	$829,303			$(71,897)	$(35,828)	$837,956
Shroyer	$85,322	$208,100	$2,032,658				$(325,065)	$2,001,015
Larson		$308,888					$151,163	$460,051
Ross		$98,100	$2,548,799				$(377,651)	$2,269,248
Cortese							$0	$0
Murphy	$246,381	$610,786	$4,219,418	$746,590	(1)		$64,829	$5,888,004
Cronin	$119,519	$357,095		$8,800	(2)		$40,457	$525,871

(1)
As previously disclosed in ATK's proxy statement dated June 23, 2004, this amount represents a special bonus paid to Mr. Murphy to recognize his transition to Chief Executive Officer. The amount reflects the dollar value at the time of deferral of 13,000 units of ATK phantom stock.

(2)
This amount reflects Mr. Cronin's 401(k) make-up match for calendar year 2007.

        All of ATK's executive officers are eligible to participate in the ATK Nonqualified Deferred Compensation Plan. Participants in the Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. ATK may credit to participants' accounts under the Plan certain additional amounts relating to foregone matching contributions under ATK's 401(k) Plan. Under the Plan, ATK may also make additional discretionary contributions to participants' accounts.

        The Plan is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future. However, ATK has established a nonqualified grantor trust commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of ATK's general creditors.

        Participants' account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by ATK from time to time under the Plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include ATK common stock as an investment alternative. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the ATK common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the ATK common stock investment alternative.

        The investment alternatives are based on the following funds, which generally correspond to the investment funds made available under ATK's 401(k) Plan. The corresponding rates of return shown below are based on our fiscal year ended March 31, 2010.

Fund Name	FY10 Return
Managed Income Portfolio II—Class 3	1.74
Fidelity U.S. Bond Index	7.42
PIMCO Total Return Institutional Class	15.49
Vanguard Windsor II—Admiral Shares	54.71
Spartan Total Market Index—Investor Class	52.52
Vanguard Institutional Index—Institutional Shares	49.91
Fidelity Contrafund	43.10
American Funds Growth Fund of America—Class R5	46.37
Goldman Sachs Mid Cap Value—Institutional Class	59.55
T. Rowe Price Mid-Cap Growth	59.42
Allianz NFJ Small Cap Value—Institutional Fund	56.98
Frontegra Ironbridge Small Cap	56.58
Fidelity Diversified International	50.33
Dodge & Cox Balanced	51.16
Fidelity Freedom Income	20.60
Fidelity Freedom 2000	21.46
Fidelity Freedom 2010	34.99
Fidelity Freedom 2015	36.33
Fidelity Freedom 2020	42.19
Fidelity Freedom 2025	44.43
Fidelity Freedom 2030	47.57
Fidelity Freedom 2035	48.79
Fidelity Freedom 2040	50.14
Fidelity Freedom 2045	50.86
Fidelity Freedom 2050	52.51
Alliant Techsystems Inc.	20.84

        Generally, payouts from the Plan cannot be made until termination of employment, the participant becomes totally and permanently disabled, the participant has an unforeseeable financial emergency, or the date of a scheduled distribution as elected by the participant under rules specified in the Plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may be in a lump sum payment or installment payments over five, ten or fifteen years. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code) for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of ATK common stock equal to the number of shares that were deferred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Voluntary or Involuntary Termination

        If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement, involuntary termination not "for cause" or layoff, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards.

        If one of the named executive officers had retired on March 31, 2010, a prorated amount of the executive officer's performance stock award and performance cash award for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. None of the current executive officers named in the Summary Compensation Table were retirement eligible on March 31, 2010. Other outstanding performance awards would be forfeited.

        If the named executive officer engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under ATK's supplemental executive retirement plan, which is as described above in this proxy statement under the heading "Pension Benefits."

Payments Made Upon Layoff

        If the employment of any of the named executive officers is terminated by ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for a lump sum payout equal to 12 months base salary, an additional $15,000 to defray health care costs, and an estimated $10,000 of outplacement services. In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, ATK is entitled to stop payment on the severance benefit and recover payments already made.

        In the event of a layoff of any of the named executive officers, vesting is not accelerated for stock options. Our standard restricted stock and performance award agreements provide for certain payments of the awards in the event of a layoff. Shares of restricted stock immediately vest. Mr. Larson is the only named executive officer who has an outstanding restricted stock award and the value of his award, based on the closing price of ATK common stock on March 31, 2010, would have been $121,950. For the named executive officers who have outstanding performance share awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods, a prorated amount of the officer's 2009-2011 and 2010-2012 performance award would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming that a termination of employment occurred on March 31, 2010 and assuming threshold performance, and using the closing market price of ATK common stock on March 31, 2010, the amounts of these performance share award payments for the current executive officers named in the Summary Compensation Table who have outstanding awards would be: Mr. DeYoung, $205,461; Mr. Shroyer, $296,604; Mr. Larson, $184,735; Mr. Ross, $183,630; and Mr. Cortese, $169,483. For the named executive officers who have outstanding performance cash awards for the fiscal year 2009-2011 and the fiscal year 2010-2012 performance periods, a prorated amount of the officer's 2009-2011 and 2010-2012 performance award would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming that a termination of employment occurred on March 31, 2010 and assuming threshold performance, the amounts of these performance award payments for the current executive officers named in the Summary Compensation Table who have outstanding awards would be: Mr. DeYoung, $172,033; Mr. Shroyer, $248,333; Mr. Larson, $135,733; Mr. Ross, $153,733; and Mr. Cortese, $142,000. Other outstanding performance awards would be forfeited.

        Separation Agreement with Daniel J. Murphy.    Mr. Murphy, ATK's former Chief Executive Officer, had an employment agreement with the Company, which was entered into on January 21, 2004 and, among other things, provided for certain payments and benefits upon termination of employment. Mr. Murphy ceased to serve as Chief Executive Officer on November 9, 2009 and his employment with the Company terminated on March 31, 2010. On January 18, 2010, ATK entered into a separation agreement with Mr. Murphy, pursuant to the terms of his employment agreement. Under the terms of his separation agreement with the Company, Mr. Murphy received a lump-sum payment of $1,800,000, equal to 24 months of base salary. This amount is included in the "All Other Compensation" column of the Summary Compensation Table. Mr. Murphy also received payment of annual incentive compensation for the fiscal year ended March 31, 2010, as described in the "Compensation Discussion and Analysis" and as shown in the Summary Compensation Table. Mr. Murphy will be reimbursed for financial planning services for a period of three years following termination of employment, at an amount not to exceed $15,000 per calendar year. Mr. Murphy is also eligible to receive reimbursement for relocation expenses incurred if he relocates outside of the Minneapolis, Minnesota area prior to November 8, 2010. In exchange for these payments and benefits, Mr. Murphy agreed to (a) release ATK from any and all claims in connection with his employment or termination of employment, (b) maintain the confidentiality of ATK's confidential and proprietary information and trade secrets, (c) for a one-year period following his termination of employment, not compete with ATK or its affiliates, and (d) for a two-year period following his termination of employment, not solicit ATK employees for employment elsewhere or induce or attempt to induce any customer or supplier of ATK or its affiliates to cease doing business or reduce the level of its business with ATK or its affiliates.

        Under the terms of Mr. Murphy's long-term incentive award agreements and ATK's executive compensation system, Mr. Murphy received payment of his long-term incentive award for the fiscal year 2008-2010 performance period and is eligible to receive a prorated portion for each of his long-term incentive awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods. Payments of the fiscal year 2008-2010 long-term incentive awards are described in the "Compensation Discussion and Analysis" and shown in the Summary Compensation Table and the Option Exercises and Stock Vested table in this proxy statement. Information about the outstanding long-term incentive awards payable in performance shares is contained in the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement. Each of the fiscal year 2009-2011 and fiscal year 2010-2012 performance awards also has a cash component, the value of which is $1,666,666 and $1,020,889, respectively, at the maximum performance level.

        Mr. Murphy received his benefit under ATK's Supplemental Executive Retirement Plan ("SERP") in June 2010 pursuant to the terms of the SERP. See the "Pension Benefits" section of this proxy statement. Any compensation Mr. Murphy deferred under the ATK Nonqualified Deferred Compensation Plan will be paid in accordance with his pre-selected distribution options and the terms of that plan.

        Separation Agreement with John J. Cronin.    Pursuant to the terms of ATK's Executive Severance Plan, ATK entered into a separation agreement with Mr. Cronin, former Senior Vice President and President ATK Mission Systems, on April 7, 2010. Mr. Cronin ceased to serve as an executive officer on March 8, 2010 and his employment with the Company terminated on March 31, 2010. Under the terms of his separation agreement with the Company, Mr. Cronin received a lump-sum payment of $420,000, equal to 12 months of base salary and an additional lump-sum payment of $15,000 to offset the cost of continuing health care coverage. These amounts are included in the "All Other Compensation" column of the Summary Compensation Table. Mr. Cronin also received payment of annual incentive compensation for the fiscal year ended March 31, 2010, as described in the "Compensation Discussion and Analysis" and as shown in the Summary Compensation Table. Mr. Cronin will also be reimbursed for financial planning services for a period of one year following termination of employment at an amount not to exceed $10,695 and is entitled to participate in executive level outplacement services made available by ATK. In exchange for these payments and benefits, Mr. Cronin agreed to (a) release ATK from any and all claims in connection with his employment or termination of employment, (b) maintain the confidentiality of ATK's confidential and proprietary information and trade secrets, (c) not make disparaging or defamatory comments about ATK or the employment relationship, and (d) for a one-year period following his termination of employment, not compete with ATK in certain sectors of the aerospace and defense industry or solicit directly or indirectly ATK employees for employment elsewhere.

        Under the terms of Mr. Cronin's long-term incentive award agreements and ATK's executive compensation system, Mr. Cronin received payment of his long-term incentive award for the fiscal year 2008-2010 performance period and is eligible to receive a prorated portion for each of his long-term incentive awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods. Payments of the fiscal year 2008-2010 long-term incentive awards are described in the "Compensation Discussion and Analysis" and shown in the Summary Compensation Table and the Option Exercises and Stock Vested table in this proxy statement. Information about the outstanding long-term incentive awards payable in performance shares is contained in the Outstanding Equity Awards at Fiscal Year-End table in this proxy statement. Each of the fiscal year 2009-2011 and fiscal year 2010-2012 performance awards also has a cash component, the value of which is $266,750 and $163,333, respectively, at the maximum performance level.

        Mr. Cronin's benefit under ATK's Supplemental Executive Retirement Plan ("SERP") includes a special lump sum benefit of $600,000 plus his regular SERP benefit and will be paid pursuant to the terms of the SERP. See the "Pension Benefits" section of this proxy statement. Any compensation Mr. Cronin deferred under the ATK Nonqualified Deferred Compensation Plan will be paid in accordance with his pre-selected distribution options and the terms of that plan.

Payments Made Upon Disability

        If the employment of any of the named executive officers who have received stock options or other long-term incentive awards is terminated due to disability, our standard award agreements provide for the:

  •
  acceleration of vesting of a prorated amount of any stock options, based on the period of employment during the vesting period,

  •
  acceleration of vesting of shares of unvested restricted stock, and

  •
  payment of a prorated amount of the executive officer's performance award at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

Payments Made Upon Death

        If any of the named executive officers who have received stock options or other long-term incentive awards dies, the treatment of equity awards is similar to that outlined above for termination due to disability, except with respect to performance awards. Outstanding awards would be paid to the officer's estate as soon as administratively possible at the threshold performance level. The payment would be prorated for the period of active service during the performance period.

        The amounts of these payments are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

Potential Payments Upon Change in Control

        The purpose of the Alliant Techsystems Inc. Income Security Plan is to provide income security protection to certain executives of ATK in the event of a "qualifying termination" following a change in control of ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason." For purposes of the Income Security Plan, a "change in control" includes:

  •
  An acquisition of 40% or more of the voting power of securities entitled to vote in the election of directors;

  •
  The consummation of a reorganization, merger, asset sale, or other transaction that results in existing stockholders owning less than 60% of the Company's outstanding voting securities;

  •
  A change in a majority of the incumbent directors (including directors approved by a majority of the incumbents);

  •
  Approval by the stockholders of a complete liquidation or dissolution of the Company; or

  •
  Any other circumstance which the Board determines to be a change in control for purposes of this plan after giving due consideration to the nature of the circumstances then presented.

        The amounts of the payments that would be made to the current executive officers named in the Summary Compensation Table if a "qualifying termination" occurred on March 31, 2010 are shown in the table below titled "Potential Payments Upon Disability, Death or Termination After a Change in Control."

        Participation in the plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Section 16 Reporting Officers") and any employee selected by the Personnel and Compensation Committee of the Board of Directors as a covered employee. Within the plan, participants are divided into two tiers with different levels of payments and benefits:

  •
  "Tier 1 Participants," who are ATK's President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Chief Operating Officer (not a position used currently) and Senior Vice President and General Counsel; and

  •
  "Tier 2 Participants," who are all other Section 16 Reporting Officers and any employee selected by the Committee as a covered employee.

        In May 2010, the Personnel and Compensation Committee of the Board of Directors approved an amendment to the plan to limit the benefits that may be paid under the plan. The amendment eliminated the tax gross-up provision of the plan by capping the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code. The benefits described below are calculated at March 31, 2010, and therefore do not reflect this limitation.

        In the event of a "qualifying termination," as defined in the Income Security Plan, each participant in the plan will receive:

  •
  base salary and other compensation earned through the date of termination to the extent not already paid;

  •
  a prorated portion of the annual cash incentive payment for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected actual performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

  •
  immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

  •
  payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the threshold level of performance;

  •
  a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

  •
  payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if ATK does not pay benefits under the plan.

        In the event a Tier 1 Participant has a "qualifying termination" within the first five years of service in his or her specific Tier 1 officer position, the Tier 1 Participant will also receive:

  •
  a cash payment equal to three times the participant's annual base salary and current annual cash incentive opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of three years following termination; and

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK's supplemental retirement plan during the three-year period following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation.

After five years of service in the specific Tier 1 officer position, each element of compensation payable to a Tier 1 Participant that is multiplied by three, as described above, will be reduced by an increment of 0.2 on each of the fifth through ninth anniversaries of the date of service in that position, for a total decrease from three times compensation to two times compensation over that five-year period.

Effective May 3, 2010, the multiple for each of Mr. DeYoung and Mr. Shroyer is 3 and the multiple for Mr. Ross is 2.8.

        Tier 2 Participants will also receive:

  •
  a cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity, assuming the target level of performance had been achieved;

  •
  a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of two years following termination; and

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK's supplemental retirement plan during the two-year period following the date of termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation.

        The cash payments described above (other than the supplemental retirement benefit) will be paid in a lump sum not later than the 15th day of the third calendar month following the date of a participant's "qualifying termination." The supplemental retirement benefit is paid the later of (a) six months following termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code) or (b) January 31 of the following calendar year. A participant is entitled to such benefits under the Income Security Plan in consideration of his or her execution of a separation agreement and general release of claims (the "Release"). ATK's obligation to provide benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to ATK set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, ATK is entitled to injunctive relief and any other legal or equitable remedies.

Potential Payments Upon Disability, Death or Termination After a Change in Control

        The following table shows potential payments to the named executive officers upon disability and death or termination following a change in control. The amounts shown assume that the termination was effective March 31, 2010, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination in addition to the base salary and annual incentive earned during fiscal year 2010 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination.

Name	Type of Payment	Payments Upon Disability or Death		Payments Upon Involuntary or Good Reason Termination After a Change in Control
Mark W. DeYoung	Severance Payment	—		$4,410,000
	Equity
	Stock Options	—		—
	Restricted Stock	—		—
	Performance Awards	$205,461	(1)	$340,247	(4)
	Cash Long-Term Incentive	$172,033		$356,050	(5)
	Health and Welfare Benefits	—		$34,557	(6)
	Retirement (pension and 401(k) cash payment)	—		$906,942
	Perquisites	—		$18,334	(7)
	Gross-Up Payment	—		$2,144,636	(8)
	Total	$377,494		$8,210,766
John L. Shroyer	Severance Payment	—		$2,016,000
	Equity
	Stock Options	—		—
	Restricted Stock	—		—
	Performance Awards	$296,604	(1)	$491,150	(4)
	Cash Long-Term Incentive	$248,333		$514,000	(5)
	Health and Welfare Benefits	—		$36,213	(6)
	Retirement (pension and 401(k) cash payment)	—		$494,039
	Perquisites	—		$25,000	(7)
	Gross-Up Payment	—		$1,363,932	(8)
	Total	$544,937		$4,940,333
Blake E. Larson	Severance Payment	—		$1,224,500
	Equity
	Stock Options	$0	(2)	$0
	Restricted Stock	$121,950	(3)	$162,600
	Performance Awards	$184,735	(1)	$325,410	(4)
	Cash Long-Term Incentive	$135,733		$255,350	(5)
	Health and Welfare Benefits	—		$16,147	(6)
	Retirement (pension and 401(k) cash payment)	—		$271,678
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		—
	Total	$442,418		$2,277,685
Keith D. Ross	Severance Payment	—		$1,883,250
	Equity
	Stock Options	—		—
	Restricted Stock	—		$—
	Performance Awards	$183,630	(1)	$304,087	(4)
	Cash Long-Term Incentive	$153,733		$318,200	(5)
	Health and Welfare Benefits	—		$33,377	(6)
	Retirement (pension and 401(k) cash payment)	—		$469,983
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		$1,162,729	(8)
	Total	$337,363		$4,193,627

Name	Type of Payment	Payments Upon Disability or Death		Payments Upon Involuntary or Good Reason Termination After a Change in Control
Steven J. Cortese	Severance Payment	—		$1,224,500
	Equity
	Stock Options	—		—
	Restricted Stock	—		$—
	Performance Awards	$169,483	(1)	$280,657	(4)
	Cash Long-Term Incentive	$142,000		$206,500	(5)
	Health and Welfare Benefits	—		$22,252	(6)
	Retirement (pension and 401(k) cash payment)	—		$228,351
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		—
	Total	$311,483		$1,984,260

(1)
Estimates for the performance awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods assume payout at threshold performance level, consistent with the terms of the Income Security Plan. Value determined by multiplying the number of shares payable by $81.30, the closing market price of a share of ATK common stock on March 31, 2010, the last business day of the fiscal year.

(2)
Value determined by multiplying the number of options by the spread between the option price and closing market price of a share of common stock on March 31, 2010, the last business day of the fiscal year. As of March 31, 2010, the options had no value. On March, 31, 2010, the exercise price of Mr. Larson's options was $105.63. The closing price of ATK common stock on March 31, 2010 was $81.30.

(3)
Value determined by multiplying the number of shares that vest by $81.30, the closing market price of a share of ATK common stock on March 31, 2010, the last business day of the fiscal year.

(4)
Estimates for the performance awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance periods assume payout at threshold performance level, consistent with the terms of the Income Security Plan. Values determined by multiplying the number of shares payable by $81.30, the closing market price of a share of ATK common stock on March 31, 2010, the last business day of the fiscal year.

(5)
Estimates for the cash long-term incentive awards for the fiscal year 2009-2011 and fiscal year 2010-2012 performance period assume payout at threshold performance level, consistent with the terms of the Income Security Plan.

(6)
For purposes of quantifying health and welfare benefits, ATK's annual premium cost was multiplied by three for each of Mr. DeYoung, Mr. Shroyer and Mr. Ross and multiplied by two for each of Mr. Cortese and Mr. Larson.

(7)
Perquisites consist of financial planning and the perquisite allowance.

(8)
In the case of a change in control, calculations as specified under Internal Revenue Code Section 280G were applied to the various benefits the executive officers would receive in order to determine if any excise taxes would be triggered under Internal Revenue Code Section 4999 and, if so, the amount of any gross-up payments that would be required under the terms of ATK's Income Security Plan. As described in the "Compensation Discussion and Analysis," the Committee eliminated the gross-up on May 3, 2010.

 AUDIT COMMITTEE REPORT

        The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each of Douglas L. Maine, Roman Martinez IV, Mark H. Ronald and William G. Van Dyke is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent registered public accounting firm, which reports directly to the Audit Committee.

        The Audit Committee reviews the Company's financial statements and the Company's financial reporting process. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

        In this context, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited consolidated financial statements for the fiscal year ended March 31, 2010. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission.

Audit Committee
Douglas L. Maine, Chair
Roman Martinez IV
Mark H. Ronald
William G. Van Dyke

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP acts as ATK's independent registered public accounting firm and also provides certain other services.

        Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, ATK's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.

        The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2010	Fiscal Year Ended 3/31/2009
Audit Fees	$1,693,000	$1,967,290
Audit-Related Fees	160,512	229,915
Tax Fees	543,577	216,965
All Other Fees	0	0

Total Fees	$2,397,089	$2,414,170

        The Audit Fees billed or to be billed for the fiscal years ended March 31, 2010 and 2009 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of the quarterly financial statements.

        The Audit-Related Fees billed in each of the fiscal years ended March 31, 2010 and 2009 were primarily for services relating to employee benefit plan audits.

        The Tax Fees billed in the fiscal year ended March 31, 2010 were for services related to tax compliance, tax advice and tax planning, and in the fiscal year ended March 31, 2009 were primarily for services related to tax compliance.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK'S independent registered public accounting firm to audit ATK's financial statements for the fiscal year ending March 31, 2011. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK's independent registered public accounting firm.

 FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

        If you would like to submit a proposal for us to include in the proxy statement for our 2011 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 17, 2011. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

        If you would like to recommend a person for consideration as a nominee for election as a director at our 2011 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 19, 2011, and no later than April 18, 2011. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee."

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

        If you would like to present a proposal at our 2011 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 19, 2011, and no later than April 18, 2011. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2011 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

        If the presiding officer at the 2011 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

        The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Keith D. Ross Secretary

June 17, 2010

Appendix A
General Industry Compensation Benchmark Group

Abercrombie & Fitch
Activision Blizzard
Acxiom
Advanced Micro Devices
Aeropostale
Agilent Technologies
Air Products and Chemicals
Alcon Laboratories
Alexander & Baldwin
Allergan
Alliant Techsystems
Amazon.com
AMETEK
Amgen
A.O. Smith
A&P
Apollo Group
Applied Materials
Armstrong World Industries
Arrow Electronics
ArvinMeritor
Ashland
Atos Origin
Avery Dennison
Avis Budget Group
Avon Products
Ball
Battelle Memorial Institute
Baxter International
BD
Beckman Coulter
Big Lots
Biogen Idec
Bio-Rad Laboratories
Blockbuster
Blyth
Bob Evans Farms
Boehringer Ingelheim
Bombardier Transportation
Boston Scientific
Brady
Brink's
Brown-Forman
Brown Shoe
Burberry
CA
Cablevision Systems
Cabot
CACI International
Callaway Golf
Cameron International
Campbell Soup
Career Education
CareFusion
Carpenter Technology
CBS
CDI
Celestica
Celgene
Century Aluminum
Cephalon
CF Industries
Chevron Phillips Chemical
Chiquita Brands
Cintas
Citrix Systems
Clear Channel Communications
Clorox
Colgate-Palmolive
Columbia Sportswear
CommScope
ConAgra Foods
Continental Airlines
Convergys
Cooper Industries
Cooper Tire & Rubber
Covance
Covidien	Crown Castle
Crown Holdings
CSX
Curtiss-Wright
Cytec
Dana
Dean Foods
Deluxe
Dentsply
Devry
Dex One
DIRECTV
Discovery Communications
Domino's Pizza
Donaldson
Dow Corning
Dr Pepper Snapple
Eastman Chemical
Eastman Kodak
Eaton
eBay
Ecolab
Education Management
Embarq
Embraer
EMCOR Group
Endo Pharmaceuticals
Equifax
E.W. Scripps
Federal-Mogul
First Solar
Forest Laboratories
Fortune Brands
Freeport-McMoRan Copper & Gold
Frontier Airlines
Furniture Brands International
Gannett
Gap
Garmin
GATX
General Mills
Genzyme
Gilead Sciences
G&K Services
Goodrich
Goodyear Tire & Rubber
Greif
Hanesbrands
Harley-Davidson
Harman International Industries
Harris
Hasbro
Hayes Lemmerz
H.B. Fuller
Henry Schein
Herman Miller
Hermes
Hershey
Hertz
Hexcel
H.J. Heinz
HNI
Home Shopping Network
Horizon Lines
Hormel Foods
Hospira
Hovnanian Enterprises
Huntsman
IDEX
IDEXX Laboratories
Ingersoll-Rand
Intercontinental Hotels
International Flavors & Fragrances
International Game Technology
ITT-Corporate
Jack in the Box
Jacobs Engineering
Jarden	J.C. Penney Company
J. Crew
JetBlue
J.M. Smucker
John Wiley & Sons
Kansas City Southern
KB Home
KBR
Kellogg
Kelly Services
Kennametal
Kimberly-Clark
King Pharmaceuticals
KLA-Tencor
Kohl's
Lanxess
Layne Christensen
La-Z-Boy
Lear
Leggett and Platt
Lenovo
Level 3 Communications
Lexmark International
Life Technologies
Limited
Lincoln Electric
Lions Gate Entertainment
Lorillard Tobacco
L-3 Communications
Marriott International
Martin Marietta Materials
Masco
Mattel
McClatchy
McGraw-Hill
MeadWestvaco
Medtronic
Meredith
MetroPCS Communications
Millipore
Mine Safety Appliances
Molson Coors Brewing
Monsanto
Mosaic
MSC Industrial Direct
National Semiconductor
Navistar International
Newmont Mining
New York Times
NIKE
Nordstrom
Norfolk Southern
Office Depot
Oshkosh
Owens Corning
Owens-Illinois
Papa John's
Parametric Technology
Parker Hannifin
Perot Systems
PetSmart
Phillips-Van Heusen
Plexus
Polaris Industries
Polymer Group
PolyOne
PPG Industries
Praxair
Pulte Homes
QUALCOMM
Qwest Communications
Ralcorp Holdings
Rayonier
Reed Elsevier
Regal-Beloit
Research in Motion
Richemont
Rockwell Automation	Rockwell Collins
R.R. Donnelley
Ryder System
SAIC
SanDisk
Sara Lee
Scholastic
School Specialty
Scotts Miracle-Gro
Scripps Networks Interactive
Sealed Air
Sensata Technologies
ShawCor
Sherwin-Williams
Sirius XM Radio
Smurfit-Stone Container
Snap-on
Solutia
Sonoco Products
Southwest Airlines
Spirit AeroSystems
SPX
SRA International
Starbucks
Starwood Hotels & Resorts
Steelcase
SunOpta
SuperMedia
TeleTech Holdings
Tellabs
Temple-Inland
Teradata
Terex
Terra Industries
Textron
Thomas & Betts
Thomson Reuters
Tiffany
Time Warner Cable
Toro
TRW Automotive
Tupperware
Tyco Electronics
Union Pacific
United Rentals
United States Cellular
US Airways
USG
VF
Viacom
Viad
Virgin Mobile USA
Visteon
Vulcan Materials
Warnaco
Washington Post
Waste Management
Watson Pharmaceuticals
Watts Water Technologies
Wendy's/Arby's Group
Western Union
West Pharmaceutical Services
Weyerhaeuser
Whirlpool
Whole Foods Market
Williams-Sonoma
Winn-Dixie Stores
Worthington Industries
WPP
W.R. Grace
W.W. Grainger
Wyndham Worldwide
Xilinx
Yahoo!
YRC Worldwide
Yum! Brands
Zale

A-1

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000070528_1 R2.09.05.010 ALLIANT TECHSYSTEMS INC. ALLIANT TECHSYSTEMS INC. 7480 FLYING CLOUD DRIVE MINNEAPOLIS, MN 55344 Annual Meeting June 07, 2010 August 03, 2010 August 03, 2010 9:00 AM CDT Corporate Headquarters 7480 Flying Cloud Drive Eden Prairie, MN 55344

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX 0000070528_2 R2.09.05.010 1. NOTICE AND PROXY STATEMENT 2. ANNUAL REPORT TO STOCKHOLDERS Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 20, 2010 to facilitate timely delivery.

Voting items 0000070528_3 R2.09.05.010 The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV 09 Mark H. Ronald 10 William G. Van Dyke The Board of Directors recommends a vote FOR the following proposal: 2. Appointment of Independent Registered Public Accounting Firm NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

0000070528_4 R2.09.05.010

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0000070526_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV 09 Mark H. Ronald 10 William G. Van Dyke ALLIANT TECHSYSTEMS INC. 7480 FLYING CLOUD DRIVE MINNEAPOLIS, MN 55344 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Appointment of Independent Registered Public Accounting Firm NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

ALLIANT TECHSYSTEMS INC. Annual Meeting Admission Policy: Admission to the Annual Meeting will be by ticket only You may request an admission ticket by calling 952-351-3063, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Corporate Headquarters and Annual Meeting Site: 7480 Flying Cloud Drive Minneapolis, MN 55344-3720 (telephone: 952-351-3000; web site: www.atk.com) Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, NJ 0731 0-1900 (telephone toll free. 1-866-865-6322; web site: www.bnymellon.com/shareowner/isd) Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Jeffrey J. Huebschen, Director, Investor Relations, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720 (telephone: 952-351-3059; e-mail: jeff.huebschen@atk.com) 0000070526_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NOTICE AND PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS is/are available at www.proxyvote.com . ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark W. DeYoung, John L. Shroyer and Keith D. Ross as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, August 3, 2010, at the headquarters of the Company at 7480 Flying Cloud Drive, Eden Prairie (suburban Minneapolis), Minnesota, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 and 2. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on the other side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0000070527_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 Roxanne J. Decyk 02 Mark W. DeYoung 03 Martin C. Faga 04 Ronald R. Fogleman 05 April H. Foley 06 Tig H. Krekel 07 Douglas L. Maine 08 Roman Martinez IV 09 Mark H. Ronald 10 William G. Van Dyke ALLIANT TECHSYSTEMS INC. 7480 FLYING CLOUD DRIVE MINNEAPOLIS, MN 55344 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Appointment of Independent Registered Public Accounting Firm NOTE: If you vote your proxy through the internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

ALLIANT TECHSYSTEMS INC. Annual Meeting Admission Policy: Admission to the Annual Meeting will be by ticket only You may request an admission ticket by calling 952-351-3063, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Corporate Headquarters and Annual Meeting Site: 7480 Flying Cloud Drive Minneapolis, MN 55344-3720 (telephone: 952-351-3000; web site: www.atk.com) Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, NJ 0731 0-1900 (telephone toll free. 1-866-865-6322; web site: www.bnymellon.com/shareowner/isd) Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Jeffrey J. Huebschen, Director, Investor Relations, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720 (telephone: 952-351-3059; e-mail: jeff.huebschen@atk.com) 0000070527_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NOTICE AND PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS is/are available at www.proxyvote.com . ALLIANT TECHSYSTEMS INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Alliant Techsystems Inc. 401(k) Plan, to vote all shares of common stock held in the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, August 3, 2010, at the headquarters of the Company at 7480 Flying Cloud Drive, Eden Prairie (suburban Minneapolis), Minnesota, and all adjournments thereof. These instructions will be followed as directed on the other side. Shares held in the plan for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plan. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on the other side